united states

securities and exchange commission

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.  )

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☐	Preliminary Proxy Statement
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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

CAMBER ENERGY, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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CAMBER ENERGY, INC.

450 Gears Road, Suite 860

Houston, Texas 77067

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held March 22, 2017

Dear Stockholders:

Camber Energy, Inc. (formerly known as Lucas Energy, Inc.) (“we”, “us” or “the Company”) cordially invite you to attend our 2017 annual meeting of stockholders. The meeting will be held on Wednesday, March 22, 2017, at 9:00 a.m. (Houston time), at the Hilton Houston North, Salon 12, 12400 Greenspoint Drive, Houston, Texas 77060. At the meeting we will be considering and voting on the following matters:

1.          Electing six directors to the Company’s Board of Directors (the “Board”), each to serve a term of one year;

2.          Amending the Company’s Articles of Incorporation (as amended, the “Articles”) to increase the number of our authorized shares of common stock from 100,000,000 to 200,000,000.

3.          Ratifying an amendment (the “Stock Plan Amendment”) to the Company’s Amended and Restated 2014 Stock Incentive Plan (the “2014 Plan”) to increase the number of shares of common stock available under the 2014 Plan from 95,000 to 1,000,000.

4.          Ratifying the appointment of GBH CPAs, PC as the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2017;

5.          Holding an advisory vote to approve the Company’s executive compensation; and

6.          Transacting any other business as may properly come before the meeting.

Stockholders who owned our common stock at the close of business on January 30, 2017 may attend and vote at the meeting. A stockholders’ list will be available at our offices at 450 Gears Road, Suite 860, Houston, Texas 77067 for a period of ten days prior to the meeting. We hope that you will be able to attend the meeting in person.

Whether or not you plan to attend the meeting, please vote electronically via the Internet or by telephone, or, if you requested paper copies of the proxy materials, please complete, sign, date and return the accompanying proxy card in the enclosed postage-paid envelope. See “How do I cast my vote?” in the proxy statement for more details.

We look forward to seeing you at the meeting.

By order of the Board of Directors,

Anthony C. Schnur
Chief Executive Officer

Houston, Texas

February 9, 2017

CAMBER ENERGY, INC.

450 Gears Road, Suite 860

Houston, Texas 77067

PROXY STATEMENT

INFORMATION CONCERNING SOLICITATION AND VOTING

Our Board is soliciting proxies for the 2017 annual meeting of stockholders to be held on Wednesday, March 22, 2017 at 9:00 a.m. (Houston time), at the Hilton Houston North, Salon 12, 12400 Greenspoint Drive, Houston, Texas 77060 and at any adjournments or postponements of the meeting. This proxy statement contains important information for you to consider when deciding how to vote on the matters brought before the meeting. Please read it carefully.

The Company will pay the costs of soliciting proxies from stockholders. Our directors, officers and regular employees may solicit proxies on behalf of the Company, without additional compensation, personally or by telephone.

QUESTIONS AND ANSWERS

Q:	Why did the name of the Company change from Lucas Energy, Inc. to Camber Energy, Inc.?

A:	In December 2015, the Company entered into an Asset Purchase Agreement (as amended, the “Asset Purchase Agreement”) with various sellers named therein (the “Sellers”) to acquire (the “Acquisition”) working interests in producing properties and undeveloped acreage in Texas and Oklahoma, including varied interests in two largely contiguous acreage blocks in the liquids-rich Mid-Continent region of the United States, and related wells, leases, records, equipment and agreements associated therewith as well as producing shale properties in Glasscock County, Texas. The closing of the Acquisition occurred on August 25, 2016. The Company agreed pursuant to the Asset Purchase Agreement that, after the closing of the Acquisition, it would rebrand and change its name to “Camber Energy, Inc.” (the “Name Change”).

By written consent on December 6, 2016, the Board adopted resolutions approving an amendment to the Articles to effect a Name Change, and on December 16, 2016, a majority of the holders of common stock and Series B Redeemable Convertible Preferred Stock approved the resolution authorizing the Company to amend the Articles to affect the Name Change.

The Company filed a Certificate of Amendment to the Articles with the State of Nevada in order to effect the Name Change, effective January 5, 2017, and the Company’s common stock began trading on the NYSE MKT under the ticker symbol “CEI” that same morning.

Q:	Who can vote at the meeting?

A:	The Board set January 30, 2017 as the record date for the meeting. You can attend and vote at the meeting if you were a common stockholder at the close of business on the record date. On that date, there were 23,766,733 shares of our common stock outstanding and entitled to vote at the meeting.

Q:	What proposals will be voted on at the meeting?

A:	Five proposals are scheduled to be voted upon at the meeting:

●	The election of directors;

●	The amendment to the Articles to increase in the number of our authorized shares of common stock from 100,000,000 to 200,000,000;

●	The approval of the Stock Plan Amendment to increase the number of shares of common stock available under the 2014 Plan from 95,000 to 1,000,000;

●	The ratification of the appointment of GBH CPAs, PC as our independent registered public accounting firm for the fiscal year ending March 31, 2017; and

●	Advisory approval of the Company’s executive compensation.

Q:	Why did I receive a one-page notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?

A:	Pursuant to rules adopted by the Securities and Exchange Commission (the “SEC”), we have elected to provide access to our proxy materials over the Internet. Accordingly, on or about February 9, 2017 we are sending a Notice of Internet Availability of Proxy Materials to our stockholders of record and beneficial owners. All stockholders will have the ability, beginning on or about February 9, 2017, to access the proxy materials on the website referred to in the Notice of Internet Availability of Proxy Materials or request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials over the Internet or to request a printed copy may be found in the Notice of Internet Availability of Proxy Materials. In addition, stockholders may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis.

Q:	Can I vote my shares by filling out and returning the Notice of Internet Availability of Proxy Materials?

A:	No. The Notice of Internet Availability of Proxy Materials identifies the items to be voted on at the meeting, but you cannot vote by marking the Notice of Internet Availability of Proxy Materials and returning it. The Notice of Internet Availability of Proxy Materials provides instructions on how to vote via the Internet, by telephone or by requesting and returning a paper proxy card, or by submitting a ballot in person at the meeting.

Q:	How can I get electronic access to the proxy materials?

A:	The Notice of Internet Availability of Proxy Materials will provide you with instructions regarding how to:

●	View our proxy materials for the meeting on the Internet; and

●	Instruct us to send future proxy materials to you electronically by email.

Choosing to receive future proxy materials by email will save us the cost of printing and mailing documents to you and will reduce the impact of our annual meetings on the environment. If you choose to receive future proxy materials by email, you will receive an email next year with instructions containing a link to those materials and a link to the proxy voting site. Your election to receive proxy materials by email will remain in effect until you terminate it.

Q:	How do I cast my vote?
A:	For stockholders whose shares are registered in their own names, as an alternative to voting in person at the meeting, you may vote via the Internet, by telephone or, for those stockholders who request a paper proxy card in the mail, by mailing a completed proxy card. The Notice of Internet Availability of Proxy Materials provides information on how to vote via the Internet or by telephone or request a paper proxy card and vote by mail. Those stockholders who request a paper proxy card and elect to vote by mail should sign and return the mailed proxy card in the prepaid and addressed envelope that was enclosed with the proxy materials, and your shares will be voted at the meeting in the manner you direct. In the event that you return a signed proxy card on which no directions are specified, your shares will be voted as recommended by our Board on all matters, and in the discretion of the proxy holders as to any other matters that may properly come before the meeting or any postponement or adjournment of the meeting.

If your shares are registered in the name of a broker, bank or other nominee (typically referred to as being held in “street name”), you will receive instructions from your broker, bank or other nominee that must be followed in order for your broker, bank or other nominee to vote your shares per your instructions. Many brokerage firms and banks have a process for their beneficial holders to provide instructions via the Internet or over the telephone. If Internet or telephone voting is unavailable from your broker, bank or other nominee, please complete and return the enclosed voting instruction card in the addressed, postage paid envelope provided.

In the event you do not provide instructions on how to vote, your broker may have authority to vote your shares. Under the rules that govern brokers who are voting with respect to shares that are held in street name, brokers have the discretion to vote such shares on routine matters, but not on non-routine matters. Routine matters include the ratification of the appointment of independent auditors, but not the election of directors, the approval of the amendment to our Certificate of Incorporation to increase the number of authorized shares of common stock, the approval of the Stock Plan Amendment to increase the number of shares of common stock available thereunder or the advisory proposal on executive compensation (collectively, the “non-routine matters”). Your vote is especially important. If your shares are held by a broker, your broker cannot vote your shares for these non-routine matters unless you provide voting instructions. Therefore, please instruct your broker regarding how to vote your shares on these matters promptly. See “Vote Required” following each proposal for further information.

If you hold shares through a broker, bank or other nominee and wish to be able to vote in person at the meeting, you must obtain a legal proxy from your broker, bank or other nominee and present it to the inspector of election with your ballot at the meeting.

Q:	Can I revoke or change my proxy?

A:	Yes. You may revoke or change a previously delivered proxy at any time before the meeting by delivering another proxy with a later date, by voting again via the Internet or by telephone, or by delivering written notice of revocation of your proxy to our Secretary at our principal executive offices before the beginning of the meeting. You may also revoke your proxy by attending the meeting and voting in person, although attendance at the meeting will not, in and of itself, revoke a valid proxy that was previously delivered. If you hold shares through a broker, bank or other nominee, you must contact that nominee to revoke any prior voting instructions. You also may revoke any prior voting instructions by voting in person at the meeting if you obtain a legal proxy as described above.

Q:	How does the Board recommend I vote on the proposals?

A:	The Board recommends you vote “FOR” each of the nominees to our Board, “FOR” the amendment to the Articles to increase the number of our authorized shares of common stock, “FOR” the approval of the Stock Plan Amendment to increase the number of shares of common stock available under the 2014 Plan, “FOR” the ratification of the appointment of GBH CPAs, PC as our independent registered public accounting firm for the fiscal year ending March 31, 2017 and “FOR” the approval, on an advisory basis, of the Company’s executive compensation.

Q:	Who will count the vote?

A:	The inspector of election will count the vote. The Company’s Secretary will act as the inspector of election.

Q:	What is a “quorum?”

A:	A quorum is the number of shares that must be present to hold the meeting. The quorum requirement for the meeting is a 33% of the outstanding shares as of the record date, present in person or represented by proxy. Your shares will be counted for purposes of determining if there is a quorum if you are present and vote in person at the meeting; or have voted on the Internet, by telephone or by properly submitting a proxy card or voting instruction card by mail. Abstentions and broker non-votes also count toward the quorum. An abstention will have the same practical effect as a vote against the amendment to our Certificate of Incorporation to increase the number of authorized shares of common stock, the adoption of the Stock Plan Amendment, the ratification of the appointment of our independent registered public accounting firm and the advisory proposal on executive compensation. “Broker non-votes” occur when brokers, banks or other nominees that hold shares on behalf of beneficial owners do not receive voting instructions from the beneficial owners prior to the meeting and do not have discretionary voting authority to vote those shares.

Q:	What vote is required to approve each item?

A:	The following table sets forth the voting requirement with respect to each of the proposals:

Proposal 1 — Election of directors.	The six nominees for election as directors at the annual meeting who receive the greatest number of “FOR” votes cast by the stockholders, a plurality, will be elected as our directors.
Proposal 2 — Approval of the amendment to our Certificate of Incorporation to increase the number of authorized shares of common stock	To be approved by stockholders, this proposal must receive the affirmative “FOR” vote of the holders of a majority of the shares outstanding, and entitled to vote.
Proposal 3 – Approval of the Stock Plan Amendment to increase the number of shares of common stock available under the 2014 Plan

To be approved by stockholders, this proposal must receive the affirmative “FOR” vote of the holders of a majority of the shares represented at the meeting, in person or by proxy, and entitled to vote.

Proposal 4 – Ratification of appointment of independent registered public accounting firm.

To be approved by stockholders, this proposal must receive the affirmative “FOR” vote of the holders of a majority of the shares represented at the meeting, in person or by proxy, and entitled to vote.

Proposal 5 – Advisory approval of the Company’s executive compensation.	To be approved by stockholders, this proposal must receive the affirmative “FOR” vote of the holders of a majority of shares represented at the meeting, in person or by proxy, and entitled to vote.

Q:	What does it mean if I get more than one Notice of Internet Availability of Proxy Materials?

A:	Your shares are probably registered in more than one account. Please provide voting instructions for all Notices of Internet Availability of Proxy Materials, proxy and voting instruction cards you receive.

Q:	How many votes can I cast?

A:	On all matters you are entitled to one vote per share.

Q:	Where can I find the voting results of the meeting?

A:	The preliminary voting results will be announced at the meeting. The final results will be published in a current report on Form 8-K to be filed by us with the SEC within four business days of the meeting.

Proposal 1

ELECTION OF DIRECTORS

At the meeting, six directors are to be elected. Each director is to hold office until the next annual meeting of stockholders or until his successor is elected and qualified. After identifying the members of our Board who are up for re-election in 2017 and reviewing the criteria that the Nominating and Governance Committee uses when evaluating director nominees, the Board nominated the six directors for election at the meeting based on the recommendation of the Nominating and Governance Committee.

In considering individual director nominees and Board committee appointments, our Nominating and Governance Committee seeks to achieve a balance of knowledge, experience and capability on the Board and Board committees and to identify individuals who can effectively assist the Company in achieving our short-term and long-term goals, protecting our stockholders’ interests and creating and enhancing value for our stockholders. In so doing, the Nominating and Governance Committee considers a person’s diversity attributes (e.g., professional experiences, skills, background, race and gender) as a whole and does not necessarily attribute any greater weight to one attribute. Moreover, diversity in professional experience, skills and background, and diversity in race and gender, are just a few of the attributes that the Nominating and Governance Committee takes into account. In evaluating prospective candidates, the Nominating and Governance Committee also considers whether the individual has personal and professional integrity, good business judgment and relevant experience and skills, and whether such individual is willing and able to commit the time necessary for Board and Board committee service.

While there are no specific minimum requirements that the Nominating and Governance Committee believes must be met by a prospective director nominee, the Nominating and Governance Committee does believe that director nominees should possess personal and professional integrity, have good business judgment, have relevant experience and skills, and be willing and able to commit the necessary time for Board and Board committee service. Furthermore, the Nominating and Governance Committee evaluates each individual in the context of the Board as a whole, with the objective of recommending individuals that can best perpetuate the success of our business and represent stockholder interests through the exercise of sound business judgment using their diversity of experience in various areas. We believe our current directors possess diverse professional experiences, skills and backgrounds, in addition to (among other characteristics) high standards of personal and professional ethics, proven records of success in their respective fields and valuable knowledge of our business and our industry.

Nominees

The following table and accompanying descriptions indicate the name of each director nominee, including their age, principal occupation or employment, and the year in which each person first became an officer or director.

Name	Position	Date First Elected/Appointed	Age
Richard N. Azar II	Executive Chairman	August 26, 2016	70
Anthony C. Schnur	President, Chief Executive Officer and Director	December 12, 2012	51
Alan W. Dreeben	Director	August 26, 2016	73
J. Fred Hofheinz	Director	September 18, 2008	78
Fred S. Zeidman	Director	June 24, 2013	70
Robert D. Tips	Director	August 26, 2016	62

Directors

Richard N. Azar II, EXECUTIVE Chairman of the Board

Mr. Azar joined the Board as Chairman in August of 2016.  Mr. Azar is an executive within the oil and gas industry with more than 30 years’ experience in the oil and gas exploration and production sector.  Mr. Azar serves as President/Co-Founder of San Antonio-based Brittany Energy, LLC and Sezar Energy, LP, independent oil and gas exploration and production companies. In addition, he was a director with Petroflow Energy, Ltd./TexOakPetro Holdings, LLC., a private oil and gas company with operations in the Hunton dewatering resource play in Oklahoma.  Since 1982 Mr. Azar’s companies have explored for, produced and operated over 1,000 wells  in Central, South and West Texas and Central Oklahoma, including the development of the Hunton Dewatering Resource play in central Oklahoma.

Mr. Azar co-founded San Antonio Gas & Oil (SAGO), which in 1985 acquired Altex Resources, Inc., a leading oil and gas exploration company. Over the last 20 years, Mr. Azar has been instrumental in developing a Hunton Dewatering Resource play in central Oklahoma through his ownership/partnership in Altex Resources, Inc. Altex Resources was sold to a Canadian Energy Trust in March 2006. Mr. Azar remains active in the exploration of the Hunton Resource play. He currently serves as a Trustee for the San Antonio-based Texas Biomed Research Institute, has been on the Board of the Southwest Blood and Tissue Center and has actively participated in many philanthropic endeavors.

Mr. Azar received a Bachelor of Business Administration degree from the University of Texas at Austin with distinguished military graduate honors.

Director Qualifications:

Mr. Azar has extensive experience in the oil and natural gas industry and the business world in general. He also has extensive practical knowledge of doing business in Texas and the United States. In addition, we believe Mr. Azar demonstrates personal and professional integrity, ability, judgment, and effectiveness in serving the long-term interests of the Company’s stockholders. As such, we believe that Mr. Azar is qualified to serve as a director.

ANTHONY C. SCHNUR, PRESIDENT, CHIEF EXECUTIVE OFFICER AND DIRECTOR

Effective February 14, 2014, Mr. Schnur was appointed as a member of the Board. Effective December 12, 2012, the Company appointed Mr. Schnur, as Chief Executive Officer after initially being appointed as the Chief Financial Officer of the Company on November 1, 2012. Effective April 4, 2013, the Company appointed William J. Dale as Chief Financial Officer and Mr. Schnur relinquished his duties as Chief Financial Officer at that time. Mr. Dale subsequently resigned as Chief Financial Officer effective September 30, 2013, and since that time until August 2016, Mr. Schnur served as Interim Chief Financial Officer, Interim Treasurer and Interim Secretary. Mr. Schnur is a results oriented manager with a history of positioning companies for growth, preserving value and return of capital. By removing systemic organizational obstacles, streamlining operations and implementing efficient financial controls, profit was achieved and underperforming organizations turned around. Prior to joining the Company in November 2012, Mr. Schnur spent three years as the CFO of Chroma Oil & Gas, a private equity backed E&P with operations in Texas and Louisiana. For eight years he was an independent executive where he held various non-traditional employee/consultant/CFO/advisor roles. He has developed strategic business plans, raised debt and equity capital, and provided asset management, cash flow forecasts, transaction modeling and development planning for both start-ups and special situations. On three separate occasions Mr. Schnur was asked to lead work-out/turn-around initiatives in the E&P space. Over twenty years of extensive oil and gas and financial management positions have afforded him experience in several different financial functions, as well as Human Resources and Information Technology roles. Previous positions include Director of Structured Transactions for Aquila Energy Capital Corporation, Natural Gas marketer for Aquila Energy Marketing and tenures with Cargill, Inc., National City Bank and PNC Corp. On August 4, 2015, Mr. Schnur was appointed to the Board of Directors of Tombstone Exploration Corporation, an exploration and development company, located within the historic Tombstone Mining District, Cochise County, Arizona.

Mr. Schnur obtained a Bachelor of Science in Business Administration in Finance from Gannon University in 1987 and a Masters of Business Administration from Case Western Reserve University in 1992. Mr. Schnur is a member of the Independent Petroleum Association of America; Texas Independent Producers & Royalty Owners Association; and the ADAM-Houston, Acquisitions and Divestitures Group.

Director Qualifications:

Mr. Schnur has extensive experience in the oil and natural gas industry and the business world in general. As Chief Executive Officer of the Company, Mr. Schnur has played a key role in the executive management and implementation of strategic initiatives at the Company. His operational expertise, knowledge of the Company and strategic vision are assets to the Company and benefit the Company’s Board. As such, we believe that Mr. Schnur is qualified to serve as a director.

Alan W. Dreeben, Director

Mr. Dreeben joined the Board in August of 2016.  Mr. Dreeben is an owner and director of Republic National Distributing Company, LLC, the second largest beverage alcohol distributor of premium wine and spirits in the United States.  Mr. Dreeben currently serves on the regional board of directors for the Cancer Prevention Research Institute of Texas (CPRIT) and on the development board of the University of Texas at Austin.  Additionally, he serves on the advisory board for Cullen Frost Bank and San Antonio Capital and the advisory council of the State of Texas Comptroller’s office.  He has also served as a director of The Alisam Group LLC, a private freight logistics management and sales organization, since 2014, and has served on numerous education, community, religious and industry boards over the years.  Mr. Dreeben has received a number of awards from the Dallas Morning News, the New World Wine & food Organization, the National Conference of Christians & Jews, the Texas State University System, UTSA and the UT Silver Spurs.

Mr. Dreeben received a Bachelor of Business Administration degree from University of Texas at Austin, an Executive Master’s in Business Administration degree from Harvard University, an honorary Doctor of Philosophy degree from University of the Incarnate Word, and an honorary Doctor of Laws degree from Texas State University.

Director Qualifications:

The Board believes that Mr. Dreeben is highly qualified to serve as a member of the Board due to his significant experience serving as a director of private companies and institutions He also has extensive academic and practical knowledge of doing business in Texas. In addition, we believe Mr. Dreeben demonstrates personal and professional integrity, ability, judgment, and effectiveness in serving the long-term interests of the Company’s stockholders. As such, we believe that Mr. Dreeben is qualified to serve as a director.

J. FRED HOFHEINZ - DIRECTOR

Mr. Hofheinz, the former Mayor of the city of Houston (1974-1978), began his business career with his late father, Roy Hofheinz, Sr., who built the Houston Astrodome. Mr. Hofheinz played a key role in the family real estate development projects surrounding the Astrodome, including an amusement park – Astroworld and four hotels. He was the senior officer of Ringling Brothers Barnum and Bailey Circus, which was owned by the Hofheinz family. In 1971, Mr. Hofheinz co-founded a closed circuit television company, Top Rank, which is one of the leading professional boxing promotion firms in the nation. He has served as President of the Texas Municipal League and served on the boards of numerous other state and national organizations for municipal government elected officials. In addition to his law practice, Mr. Hofheinz also owned several direct interests in oil and natural gas companies. He has also dealt extensively with business interests, primarily oil and natural gas related, in the People’s Republic of China and in the Ukraine.

For the last fifteen years, Mr. Hofheinz has been an investor and a practicing attorney with the firm of Williams, Birnberg & Anderson LLP in Houston, Texas. While he has numerous investments in real estate, his principal investment interest is in oil and natural gas. He has been actively engaged in successful exploration and production ventures, both domestic and international. He holds a PhD in economics, from the University of Texas and takes an active interest in Houston’s civic and charitable affairs. He was admitted to the Texas bar in 1964, having received his preparatory education at the University of Texas, (B.A., M.A., Ph.D., 1960-1964); and his legal education at the University of Houston (J.D., 1964). From July 1, 2007 to February 28, 2011, Mr. Hofheinz served as a manager of El Tex Petroleum, LLC, which the Company entered into an acquisition transaction with during fiscal 2010.

Director Qualifications:

Mr. Hofheinz has extensive experience in the oil and natural gas industry and the business world in general, in particular with respect to publicly listed companies. He also has extensive academic and practical knowledge of doing business in Texas and the United States. In addition, we believe Mr. Hofheinz demonstrates personal and professional integrity, ability, judgment, and effectiveness in serving the long-term interests of the Company’s stockholders. As such, we believe that Mr. Hofheinz is qualified to serve as a director.

FRED S. ZEIDMAN – DIRECTOR

Over the course of his distinguished 45-year career, Mr. Zeidman has been involved in numerous high-profile workouts, restructurings and reorganizations. He was former CEO, President and Chairman of Seitel, Inc., a Houston-based provider where he was instrumental in the successful turnaround of the Company. He most recently served as Chief Restructuring Officer of Transmeridian Exploration, Inc. He held the post of Chairman of the Board and CEO of Unibar Corporation, the largest domestic independent drilling fluids company, until its sale to Anchor Drilling Fluids in 1992.

Mr. Zeidman served as Chairman Emeritus of the United States Holocaust Memorial Council and was appointed by President George W. Bush in March 2002 and served in that position from 2002-2010. A prominent Houston based business and civic leader, Mr. Zeidman also is Chairman Emeritus of the University of Texas Health Science System Houston and interim Chief Financial Officer of the Texas Heart Institute. He is also the National Campaign Chairman of Development Corp of Israel (Israel Bonds).

In December 2014, Mr. Zeidman was appointed as Chairman of Gordian Group LLC, a U.S. investment bank specializing in board level advice in complex, distressed or “story” financial matters. Mr. Zeidman currently serves as a Director of Hyperdynamics Corp., Straight Path Communications, Inc. and Prosperity Bank in Houston. He was formerly Chairman of the Board of SulphCo Inc. and Bankruptcy Trustee of AremisSoft Corp.

Mr. Zeidman holds a Bachelor’s degree from Washington University in St. Louis and a Master’s in Business Administration from New York University.

Director Qualifications:

The Board believes that Mr. Zeidman is highly qualified to serve as a member of the Board due to his significant experience serving as a director of public and private companies and institutions and his substantial understanding of the oil and gas industry in general. As such, we believe that Mr. Zeidman is qualified to serve as a director.

Robert D. Tips, Director

Mr. Tips joined the Camber Energy board of directors in August of 2016.  Mr. Tips is one of San Antonio’s most recognized business leaders. For the past four decades he has devoted himself to building one of the leading family owned funeral companies in the State of Texas, Mission Park Funeral Chapels and Cemeteries.  He is the President, Chairman and Chief Executive Officer of MPII, Inc. d/b/a Mission Park Funeral Chapels and Cemeteries, whose operations include 21 funeral homes and cemeteries throughout the state, a casket and monument manufacturing group, an architectural and construction division, insurance companies and a trust company to protect the investments of Mission Park’s pre-need customers.  Mr. Tips previously served as President and Chief Executive Officer of two insurance companies, MTM Life Insurance Company and Transwestern Life Insurance Company, which were merged into North America Life Insurance Company in 2008, where Mr. Tips served as Vice President from until 2011.

Mr. Tips has been instrumental in starting a faith-based school for children of all ages, raising money for Bexar County’s volunteer fire departments, and providing support to the families of San Antonio police officers who died in the line of duty.  He is a member of numerous civic clubs and advisory committees throughout Texas.  He became a 32nd degree Mason at the age of 21 and is a member of the Albert Pike Masonic Lodge 1169 AF & AM, as well as the Scottish Rite Children’s Hospital.  He is a member and past president of Texas Cemeteries Association, a past board member of BBVA Compass Bank and an active board member of BB&T Bank.  Mr. Tips also served on the Rey Feo board during 2005, an organization that raises money for scholarships for San Antonio college students of tomorrow.

Mr. Tips attended the University of Texas in Austin.

Director Qualifications:

The Board believes that Mr. Tips is highly qualified to serve as a member of the Board due to his significant experience serving as an executive and board member of private companies and institutions in Texas. In addition, we believe Mr. Tips demonstrates personal and professional integrity, ability, judgment, and effectiveness in serving the long-term interests of the Company’s stockholders. As such, we believe that Mr. Tips is qualified to serve as a director.

Family Relationships

There are no family relationships among our directors or executive officers.

Arrangements between Officers and Directors

To our knowledge, there is no arrangement or understanding between any of our officers and any other person, including directors, pursuant to which the officer was selected to serve as an officer.

Pursuant to the Asset Purchase Agreement, the Sellers had the right to appoint three members to the Board at the closing of the Acquisition and exercised such right by requesting the appointment of Messrs. Azar, Dreeben and Tips to the Board, which persons were appointed as members of the Board by the Board, pursuant to the power provided to the Board by the Bylaws of the Company, on August 26, 2016, with Mr. Azar being appointed as Chairman of the Board of Directors.

Involvement in Certain Legal Proceedings

To the best of our knowledge, during the past ten years, none of our directors or executive officers were involved in any of the following: (1) any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time; (2) any conviction in a criminal proceeding or being a named subject to a pending criminal proceeding (excluding traffic violations and other minor offenses); (3) being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; (4) being found by a court of competent jurisdiction (in a civil action), the SEC or the Commodities Futures Trading Commission to have violated a federal or state securities or commodities law, (5) being the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of (i) any Federal or State securities or commodities law or regulation; (ii) any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or (iii) any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or (6) being the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Securities Exchange Act of 1934 (the “Exchange Act”)), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Information Concerning the Board and its Committees.

All directors hold office until the next annual meeting of stockholders and until their successors have been duly elected and qualified. There are no agreements with respect to the election of directors. We have historically compensated our directors for service on the Board and committees thereof through the issuance of shares of common stock, stock options and cash compensation for meeting fees. Additionally, we reimburse directors for expenses incurred by them in connection with the attendance at meetings of the Board and any committee thereof (as described below). The Board appoints annually the executive officers of the Company and the executive officers serve at the discretion of the Board.

Executive Sessions of the Board

The independent members of the Board of the Company meet in executive session (with no management directors or management present) from time to time, but at least once annually. The executive sessions include whatever topics the independent directors deem appropriate.

Risk Oversight

The Board exercises direct oversight of strategic risks to the Company. The Audit Committee reviews and assesses the Company’s processes to manage business and financial risk and financial reporting risk. It also reviews the Company’s policies for risk assessment and assesses steps management has taken to control significant risks. The Compensation Committee oversees risks relating to compensation programs and policies. In each case management periodically reports to our Board or relevant committee, which provides the relevant oversight on risk assessment and mitigation.

Communicating with our Board

Stockholders may contact the Board about bona fide issues or questions about the Company by writing the Secretary at the following address: Attn: Secretary, Camber Energy, Inc., 450 Gears Road, Suite 860, Houston, Texas 77067.

Our Secretary, upon receipt of any communication other than one that is clearly marked “Confidential,” will note the date the communication was received, open the communication, make a copy of it for our files and promptly forward the communication to the director(s) to whom it is addressed. Upon receipt of any communication that is clearly marked “Confidential,” our Secretary will not open the communication, but will note the date the communication was received and promptly forward the communication to the director(s) to whom it is addressed. If the correspondence is not addressed to any particular Board member or members, the communication will be forwarded to a Board member to bring to the attention of the Board.

Board and Committee Activity and Compensation

For the fiscal year ending March 31, 2016, the Board has held 13 meetings and taken various other actions via the unanimous written consent of the Board and the various committees described below. All directors attended at least 75% of the Board meetings and committee meetings relating to the committees on which each director served. All of the then current directors attended our fiscal year 2015 Annual Meeting of Stockholders held on March 25, 2016. The Company encourages, but does not require all directors to be present at annual meetings of shareholders.

The Board has a standing Audit Committee, Compensation Committee, and Nominating and Governance Committee. Messrs. Dreeben, Hofheinz, Zeidman and Tips are “independent” as defined in Section 803(A) of the NYSE MKT LLC Company Guide. Committee membership and the functions of those committees are described below.

Board Committee Membership

	Audit Committee	Compensation Committee	Nominating and Governance Committee
Alan W. Dreeben	M	C	M
J. Fred Hofheinz	M	M	C
Fred S. Zeidman	C	M	M
Robert D. Tips	M	M	M

C - Chairman of Committee.

M – Member.

Audit Committee

The Board has selected the members of the Audit Committee based on the Board’s determination that the members are financially literate and qualified to monitor the performance of management and the independent auditors and to monitor our disclosures so that our disclosures fairly present our business, financial condition and results of operations.

The Audit Committee’s function is to provide assistance to the Board in fulfilling the Board’s oversight functions relating to the integrity of the Company’s financial statements, the Company’s compliance with legal and regulatory requirements, the independent auditor’s qualifications and independence and the performance of the Company’s independent auditors, and perform such other activities consistent with its charter and our Bylaws as the Committee or the Board deems appropriate. The Audit Committee produces an annual report for inclusion in our proxy statement. The Audit Committee is directly responsible for the appointment, retention, compensation, oversight and evaluation of the work of the independent registered public accounting firm (including resolution of disagreements between our management and the independent registered public accounting firm regarding financial reporting) for the purpose of preparing or issuing an audit report or related work. The Audit Committee shall review and pre-approve all audit services, and non-audit services that exceed a de minimis standard, to be provided to us by our independent registered public accounting firm. The Audit Committee carries out all functions required by the NYSE MKT, the SEC and the federal securities laws.

The Audit Committee has the sole authority, at its discretion and at our expense, to retain, compensate, evaluate and terminate our independent auditors and to review, as it deems appropriate, the scope of our annual audits, our accounting policies and reporting practices, our system of internal controls, our compliance with policies regarding business conduct and other matters. In addition, the Audit Committee has the authority, at its discretion and at our expense, to retain special legal, accounting or other advisors to advise the Audit Committee.

The Board has determined that Messrs. Dreeben, Hofheinz, Zeidman and Tips are “independent,” and that Mr. Zeidman is an “audit committee financial expert” (as defined in the SEC rules) because he has the following attributes: (i) an understanding of generally accepted accounting principles in the United States of America (“GAAP”) and financial statements; (ii) the ability to assess the general application of such principles in connection with accounting for estimates, accruals and reserves; (iii) experience analyzing and evaluating financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of issues that can reasonably be expected to be raised by our financial statements; (iv) an understanding of internal control over financial reporting; and (v) an understanding of audit committee functions. Mr. Zeidman has acquired these attributes by means of having held various positions that provided relevant experience, as described in his biographical information above.

For the fiscal year ending March 31, 2016, the Audit Committee consisted of Messrs. Hofheinz and Zeidman and the Audit Committee held five meetings. The Audit Committee’s charter is available on our website at www.camber.energy at “Governance” - “Policies.”

Compensation Committee

The Compensation Committee is responsible for the administration of our stock compensation plans, approval, review and evaluation of the compensation arrangements for our executive officers and directors and oversees and advises the Board on the adoption of policies that govern the Company’s compensation and benefit programs. In addition, the Compensation Committee has the authority, at its discretion and at our expense, to retain advisors to advise the Compensation Committee. The Compensation Committee may delegate its authority to subcommittees of independent directors, as it deems appropriate.

For the fiscal year ending March 31, 2016, the Compensation Committee consisted of Messrs. Hofheinz and Zeidman and the Compensation Committee held no meetings. The Compensation Committee’s charter is available on our website at www.camber.energy at “Governance” - “Policies.”

Nominating and Governance Committee

The Nominating and Governance Committee is responsible for (1) assisting the Board by identifying individuals qualified to become Board members; (2) recommending individuals to the Board for nomination as members of the Board and its committees; (3) leading the Board in its annual review of the Board’s performance; (4) monitoring the attendance, preparation and participation of individual directors and to conduct a performance evaluation of each director prior to the time he or she is considered for re-nomination to the Board; (5) reviewing and recommending to the Board responses to shareowner proposals; (6) monitoring and evaluating corporate governance issues and trends; (7) providing oversight of the corporate governance affairs of the Board and the Company, including consideration of the risk oversight responsibilities of the full Board and its committees; (8) assisting the Board in organizing itself to discharge its duties and responsibilities properly and effectively; and (9) assisting the Board in ensuring proper attention and effective response to stockholder concerns regarding corporate governance. We have not paid any third party a fee to assist in the process of identifying and evaluating candidates for director.

The Nominating and Governance Committee uses a variety of methods for identifying and evaluating director nominees. The Nominating and Governance Committee also regularly assesses the appropriate size of the Board and whether any vacancies on the Board are expected due to retirement or other circumstances. In addition, the Nominating and Governance Committee considers, from time to time, various potential candidates for directorships. Candidates may come to the attention of the Nominating and Governance Committee through current Board members, professional search firms, stockholders or other persons. These candidates may be evaluated at regular or special meetings of the Nominating and Governance Committee and may be considered at any point during the year.

The Nominating and Governance Committee evaluates director nominees at regular or special Committee meetings pursuant to the criteria described above and reviews qualified director nominees with the Board. The Committee selects nominees that best suit the Board’s current needs and recommends one or more of such individuals for election to the Board.

The Nominating and Governance Committee will consider candidates recommended by stockholders, provided the names of such persons, accompanied by relevant biographical information, are properly submitted in writing to the Secretary of the Company in accordance with the manner described below. The Secretary will send properly submitted stockholder recommendations to the Committee. Individuals recommended by stockholders in accordance with these procedures will receive the same consideration received by individuals identified to the Committee through other means. The Committee also may, in its discretion, consider candidates otherwise recommended by stockholders without accompanying biographical information, if submitted in writing to the Secretary.

In addition, the Company’s Bylaws permit stockholders to nominate directors at an annual meeting of stockholders or at a special meeting at which directors are to be elected in accordance with the notice of meeting pursuant to the requirements of the Company’s Bylaws and applicable NYSE MKT and SEC rules and regulations.

For the fiscal year ending March 31, 2016, the Nominating and Governance Committee consisted of Messrs. Hofheinz and Zeidman and the Nominating and Governance Committee held no formal meetings, provided that the committee took various actions via the unanimous written consent of the committee. The Nominating and Governance Committee’s charter is available on our website at www.camber.energy at “Governance” - “Policies.”

Director Nominations Process. As described above, the Nominating and Governance Committee will consider qualified director candidates recommended in good faith by stockholders, provided those nominees meet the requirements of NYSE MKT and applicable federal securities law. The Nominating and Governance Committee’s evaluation of candidates recommended by stockholders does not differ materially from its evaluation of candidates recommended from other sources. Any stockholder wishing to recommend a nominee should submit the candidate’s name, credentials, contact information and his or her written consent to be considered as a candidate. These recommendations should be submitted in writing to the Company, Attn: Secretary, Camber Energy, Inc., 450 Gears Road, Suite 860, Houston, Texas 77067. The proposing stockholder should also include his or her contact information and a statement of his or her share ownership. The Committee may request further information about stockholder recommended nominees in order to comply with any applicable laws, rules, the Company’s Bylaws or regulations or to the extent such information is required to be provided by such stockholder pursuant to any applicable laws, rules or regulations.

Compensation of Directors.

The following table sets forth compensation information with respect to our directors during our fiscal year ended March 31, 2016.

Name	Fees Earned or Paid in Cash ($)*	Option Awards ($)	All Other Compensation ($)	Total ($)
Anthony C. Schnur(1)	$—	$—	$—	$—
Fred S. Zeidman	$26,000	$—	$—	$26,000
J. Fred Hofheinz	$22,000	$—	$—	$22,000

*	The table above does not include the amount of any expense reimbursements paid to the above directors.

(1)	Mr. Schnur receives no compensation in connection with serving as a director. Please see “Other Information – Named Executive Officer Compensation – Summary Compensation Table” for compensation received by Mr. Schnur in connection with serving as President and Chief Executive Officer of the Company.

Effective January 1, 2014, the Compensation Committee approved the following cash compensation for the Board, which was paid to directors for the year ended March 31, 2016: (a) each member of the Board will be paid $5,000 per calendar quarter ($20,000 per year) for services to the Board; (b) the Chairman of the Board (currently vacant) will receive an additional $1,000 per quarter; (c) the Chairman of the Compensation Committee and Nominating and Governance Committee will receive an additional $500 per quarter; and (d) the Chairman of the Audit Committee will receive an additional $1,000 per quarter.

Vote Required

The six nominees for election as directors at the annual meeting who receive the greatest number of votes cast by the stockholders, a plurality, will be elected as our directors. As a result, broker non-votes and abstentions will not be counted in determining which nominees received the largest number of votes cast. You may vote “FOR” all nominees, “AGAINST” all nominees or withhold your vote for any one or more of the nominees.

Board Recommendation

Our Board recommends a vote “FOR” all six nominees to the Board.

Proposal 2

AMENDING ARTICLES OF INCORPORATION TO INCREASE NUMBER OF

SHARES OF AUTHORIZED COMMON STOCK

General

Our Articles of Incorporation, as amended (the “Articles”), currently authorize the issuance of up to 100,000,000 shares of common stock.  As of January 30, 2017, 23,766,733 shares of common stock were issued and outstanding and 75,386,841 shares were reserved for issuance under our securities convertible into shares of common stock, leaving 846,426 shares of common stock unissued and unreserved. In order to ensure sufficient shares of common stock will be available for issuance by us, the Board has approved, subject to stockholder approval, an amendment to the Articles that increases the number of shares of such common stock authorized for issuance from 100,000,000 to 200,000,000.

We desire to authorize additional shares of common stock to ensure that enough shares will be available in the event the Board determines that it is necessary or appropriate to (i) raise additional capital through the sale of equity securities, (ii) acquire another company or its assets, (iii) provide equity incentives to employees and officers, (iv) permit future stock splits in the form of stock dividends or (v) satisfy other corporate purposes. The availability of additional shares of common stock is particularly important in the event that the Board needs to undertake any of the foregoing actions on an expedited basis and thus to avoid the time and expense of seeking stockholder approval in connection with the contemplated issuance of common stock.

The increase in authorized common stock will not have any immediate effect on the rights of existing stockholders. However, the Board will have the authority to issue authorized common stock without requiring future stockholder approval of such issuances, except as may be required by applicable law or the NYSE MKT.  For example, the rules of the NYSE MKT require that we obtain stockholder approval prior to the issuance of shares of common stock in a private financing at a price less than the greater of the book value or market value of our common stock, where the total number of shares which may be issued pursuant to such transactions exceeds 20% of the outstanding common stock prior to issuance.  To the extent that additional authorized shares are issued in the future, they may decrease the existing stockholders’ percentage equity ownership and, depending on the price at which they are issued, could be dilutive to the existing stockholders.

The amendment is not presently intended for the purposes of effecting an anti-takeover device and is not proposed in response to any specific takeover threat known to the Board. Furthermore, this proposal is not part of any plan by the Board to adopt anti-takeover devices, and the Board currently has no present intention of proposing anti-takeover measures in the near future.

The holders of common stock have no preemptive rights and the Board has no plans to grant such rights with respect to any such shares.

A copy of the amendment is attached to this proxy as Appendix A.

No Appraisal Rights

Under Nevada law, our stockholders are not entitled to appraisal rights with respect to the increase to the number of authorized shares of common stock.

Vote Required

The affirmative vote of the holders of a majority of the outstanding shares of our common stock entitled to vote at the meeting is required to approve this proposal. Abstentions will have the same effect as shares voted against this proposal. Because brokers do not have discretionary authority to vote on this proposal, broker non-votes will have the same effect as shares voted against this proposal. For the approval of this proposal, you may vote “FOR” or “AGAINST” or abstain from voting.

Board Recommendation

Our Board recommends that you vote “FOR” the adoption of the amendment to the Articles to increase the number of shares of authorized common stock.

Proposal 3

APPROVAL OF STOCK PLAN AMENDMENT

Stockholders are requested to approve an amendment to the 2014 Plan to increase the number of shares reserved for issuance under such plan from 95,000 to 1,000,000. The amendment to the 2014 Plan has previously been approved by the Board. If this Proposal 3 is not approved by our stockholders, we will continue to operate the 2014 Plan pursuant to its current provisions.

As of the date of the record date, 41,141 securities have been issued or granted under the 2014 Plan and 53,859 shares of common stock are available for future awards under the 2014 Plan.

The following is a summary of the principal features of the 2014 Plan. This summary does not purport to be a complete description of all of the provisions of the 2014 Plan. It is qualified in its entirety by reference to the full text of the 2014 Plan, as proposed to be amended, which has been filed with the SEC with this proxy statement as Appendix B.

General

The Company shareholders approved the 2014 Plan at the annual shareholder meeting held on February 13, 2014, and was amended at the annual shareholder meeting held on March 29, 2016. The 2014 Plan provides the Company with the ability to offer (i) incentive stock options (to eligible employees only); (ii) nonqualified stock options; (iii) restricted stock; (iv) stock awards; (v) shares in performance of services; or (vi) any combination of the foregoing, to employees, consultants and contractors as provided in the 2014 Plan. Shares issuable under the 2014 Plan were registered on a Form S-8 registration statement that was filed with the SEC on May 15, 2014.

On February 8, 2016, the Board adopted an amendment to the 2014 Plan, to (a) increase the number of awards available for issuance under the plan from 40,000 shares to 95,000 shares, and (b) amend the definition of “Eligible Person” under the plan to exclude “instances where services are in connection with the offer or sale of securities in a capital-raising transaction, or they directly or indirectly promote or maintain a market for the Company’s securities”. This amendment to the 2014 Plan was ratified at the annual shareholder meeting held on March 29, 2016.

On January 27, 2017, the Board adopted the Stock Plan Amendment to increase the number of awards available for issuance under the 2014 Plan from 95,000 to 1,000,000, which stockholders are being asked to ratify pursuant to this Proposal 3.

 What is the purpose of the 2014 Plan?

The 2014 Plan is intended to secure for the Company the benefits arising from ownership of the Company’s common stock by the employees, officers, directors and consultants of the Company, all of whom are and will be responsible for the Company’s future growth. The 2014 Plan is designed to help attract and retain for the Company, qualified personnel for positions of exceptional responsibility, to reward employees, officers, directors and consultants for their services to the Company and to motivate such individuals through added incentives to further contribute to the success of the Company.

Who is eligible to participate in the 2014 Plan?

The 2014 Plan provides an opportunity for any employee, officer, director or consultant of the Company, subject to any limitations provided by federal or state securities laws, to receive (i) incentive stock options (to eligible employees only); (ii) nonqualified stock options; (iii) restricted stock; (iv) stock awards; (v) shares in performance of services; or (vi) any combination of the foregoing. In making such determinations, the Board (or the Compensation Committee) may take into account the nature of the services rendered by such person, his or her present and potential future contribution to the Company’s success, and such other factors as the Board (or the Compensation Committee) in its discretion shall deem relevant. Incentive stock options granted under the 2014 Plan are intended to qualify as “incentive stock options” within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”). Nonqualified (non-statutory stock options) granted under the 2014 Plan are not intended to qualify as incentive stock options under the Code. See “What are the Federal income tax consequences with respect to the 2014 Plan?” below for a discussion of the principal federal income tax consequences of awards under the 2014 Plan.

No incentive stock option may be granted under the 2014 Plan to any person who, at the time of the grant, owns (or is deemed to own) stock possessing more than 10% of the total combined voting power of our Company or any affiliate of our Company, unless the exercise price is at least 110% of the fair market value of the stock subject to the option on the date of grant and the term of the option does not exceed five years from the date of grant.

Who administers the 2014 Plan?

The 2014 Plan is administered by the Board of the Company and/or the Company’s Compensation Committee. The Board (or the Compensation Committee) has the exclusive right to interpret and construe the 2014 Plan, to select the eligible persons who shall receive an award, and to act in all matters pertaining to the grant of an award and the determination and interpretation of the provisions of the related award agreement, including, without limitation, the determination of the number of shares subject to stock options and the option period(s) and option price(s) thereof, the number of shares of restricted stock or shares subject to stock awards or performance shares subject to an award, the vesting periods (if any) and the form, terms, conditions and duration of each award, and any amendment thereof consistent with the provisions of the 2014 Plan.

How much common stock is subject to the 2014 Plan?

Subject to adjustment in connection with the payment of a stock dividend, a stock split or subdivision or combination of the shares of common stock, or a reorganization or reclassification of the Company’s common stock, the maximum aggregate number of shares of common stock which may be issued pursuant to awards under the 2014 Plan is currently 95,000 shares, provided that pursuant to this Proposal 3, the Board is seeking stockholder approval to increase that number to 1,000,000 shares. Such shares of common stock are made available from the authorized and unissued shares of the Company.

If shares of common stock subject to an option or performance award granted under the 2014 Plan expire or otherwise terminate without being exercised (or exercised in full), such shares shall become available again for grants under the 2014 Plan. If shares of restricted stock awarded under the 2014 Plan are forfeited to us or repurchased by us, the number of shares forfeited or repurchased shall again be available under the 2014 Plan. Where the exercise price of an option granted under the 2014 Plan is paid by means of the optionee’s surrender of previously owned shares of common stock, or our withholding of shares otherwise issuable upon exercise of the option as may be permitted under the 2014 Plan, only the net number of shares issued and which remain outstanding in connection with such exercise shall be deemed “issued” and no longer available for issuance under the 2014 Plan.

How many securities have been granted pursuant to the 2014 Plan?

41,141 shares of common stock, options, or other securities have been issued under the 2014 Plan to date.

Does the Company have any present plans to grant or issue securities pursuant to the 2014 Plan?

The Company cannot determine the amounts of awards that will be granted under the 2014 Plan or the benefits of any awards to the executive officers named in the Summary Compensation Table provided herein in the proxy statement, the executive officers as a group, or employees who are not executive officers as a group. Under the terms of the 2014 Plan, the number of awards to be granted is within the discretion of the Board or the Compensation Committee.

The Board or the Compensation Committee may issue options, shares of restricted stock or other awards under the 2014 Plan for such consideration as determined in their sole discretion, subject to applicable law.

What will be the exercise price, vesting terms and expiration date of options and awards under the 2014 Plan?

The Board, in its sole discretion, shall determine the exercise price of any options granted under the 2014 Plan which exercise price shall be set forth in the agreement evidencing the option, provided however that at no time shall the exercise price be less than $0.001 par value per share of the Company’s common stock. Also, the exercise price of incentive stock options may not be less than the fair market value of the common stock subject to the option on the date of the grant and, in some cases (see “Who is eligible to participate in the 2014 Plan?” above), may not be less than 110% of such fair market value. The exercise price of non-statutory options also may not be less than the fair market value of the common stock on the date of grant. The exercise price of options granted under the 2014 Plan must be paid either in cash at the time the option is exercised or, at the discretion of our Board, (i) by delivery of already-owned shares of our common stock, (ii) pursuant to a deferred payment arrangement, (iii) pursuant to a net exercise arrangement, or (iv) pursuant to a cashless exercise as permitted under applicable rules and regulations of the SEC.

Options and other awards granted under the 2014 Plan may be exercisable in cumulative increments, or “vest,” as determined by our Board or the Compensation Committee. Our Board and the Compensation Committee has the power to accelerate the time as of which an option may vest or be exercised. Shares of restricted stock acquired under a restricted stock purchase or grant agreement may, but need not, be subject to forfeiture to us or other restrictions that will lapse in accordance with a vesting schedule to be determined by the Board or the Compensation Committee. In the event a recipient’s employment or service with our Company terminates, any or all of the shares of common stock held by such recipient that have not vested as of the date of termination under the terms of the restricted stock agreement may be forfeited to our Company in accordance with such restricted stock agreement.

The expiration date of options and other awards granted under the 2014 Plan will be determined by our Board or the Compensation Committee. The maximum term of options and performance shares under the 2014 Plan is ten years, except that in certain cases the maximum term is five years.

What equitable adjustments will be made in the event of certain corporate transactions?

Upon the occurrence of:

(i)	the adoption of a plan of merger or consolidation of the Company with any other corporation or association as a result of which the holders of the voting capital stock of the Company as a group would receive less than 50% of the voting capital stock of the surviving or resulting corporation;
(ii)	the approval by the Board of an agreement providing for the sale or transfer (other than as security for obligations of the Company) of substantially all of the assets of the Company; or
(iii)	in the absence of a prior expression of approval by the Board, the acquisition of more than 20% of the Company’s voting capital stock by any person within the meaning of Rule 13d-3 under the Securities Act of 1933, as amended (other than the Company or a person that directly or indirectly controls, is controlled by, or is under common control with, the Company);

and unless otherwise provided in the award agreement with respect to a particular award, all outstanding stock options shall become immediately exercisable in full, subject to any appropriate adjustments, and shall remain exercisable for the remaining option period, regardless of any provision in the related award agreement limiting the ability to exercise such stock option or any portion thereof for any length of time. All outstanding performance shares with respect to which the applicable performance period has not been completed shall be paid out as soon as practicable; and all outstanding shares of restricted stock with respect to which the restrictions have not lapsed shall be deemed vested and all such restrictions shall be deemed lapsed and the restriction period ended.

Additionally, after the merger of one or more corporations into the Company, any merger of the Company into another corporation, any consolidation of the Company and one or more corporations, or any other corporate reorganization of any form involving the Company as a party thereto and involving any exchange, conversion, adjustment or other modification of the outstanding shares of the common stock, each participant shall, at no additional cost, be entitled, upon any exercise of such participant’s stock option, to receive, in lieu of the number of shares as to which such stock option shall then be so exercised, the number and class of shares of stock or other securities or such other property to which such participant would have been entitled to pursuant to the terms of the agreement of merger or consolidation or reorganization, if at the time of such merger or consolidation or reorganization, such participant had been a holder of record of a number of shares of common stock equal to the number of shares as to which such stock option shall then be so exercised.

What happens to options upon termination of employment or other relationships?

The incentive stock options shall lapse and cease to be exercisable upon the termination of service of an employee or director as defined in the 2014 Plan, or within such period following a termination of service as shall have been determined by the Board and set forth in the related award agreement; provided, further, that such period shall not exceed the period of time ending on the date three (3) months following a termination of service. Non-incentive stock options are governed by the related award agreements.

Will adjustments be made for tax withholding?

To the extent provided by the terms of an option or other award, a participant may satisfy any federal, state or local tax withholding obligation relating to the exercise of such option, or award by a cash payment upon exercise, or in the discretion of our Board or Compensation Committee, by authorizing our Company to withhold a portion of the stock otherwise issuable to the participant, by delivering already-owned shares of our common stock or by a combination of these means.

What are the Federal income tax consequences with respect to the 2014 Plan?

The following is a summary of the principal United States federal income tax consequences to the recipient and our Company with respect to participation in the 2014 Plan. This summary is not intended to be exhaustive, and does not discuss the income tax laws of any city, state or foreign jurisdiction in which a participant may reside.

Incentive Stock Options

There will be no federal income tax consequences to either us or the recipient upon the grant of an incentive stock option. Upon exercise of the option, the excess of the fair market value of the stock over the exercise price, or the “spread,” will be added to the alternative minimum tax base of the recipient unless a disqualifying disposition is made in the year of exercise. A disqualifying disposition is the sale of the stock prior to the expiration of two years from the date of grant and one year from the date of exercise. If the shares of common stock are disposed of in a disqualifying disposition, the recipient will realize taxable ordinary income in an amount equal to the spread at the time of exercise, and we will be entitled (subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation) to a federal income tax deduction equal to such amount. If the recipient sells the shares of common stock after the specified periods, the gain or loss on the sale of the shares will be long-term capital gain or loss and we will not be entitled to a federal income tax deduction.

Non-statutory Stock Options and Restricted Stock Awards

Non-statutory stock options and restricted stock awards granted under the 2014 Plan generally have the following federal income tax consequences.

There are no tax consequences to the participant or us by reason of the grant. Upon acquisition of the stock, the recipient will recognize taxable ordinary income equal to the excess, if any, of the stock’s fair market value on the acquisition date over the purchase price. However, to the extent the stock is subject to “a substantial risk of forfeiture” (as defined in Section 83 of the Code), the taxable event will be delayed until the forfeiture provision lapses unless the recipient elects to be taxed on receipt of the stock by making a Section 83(b) election within 30 days of receipt of the stock. If such election is not made, the recipient generally will recognize income as and when the forfeiture provision lapses, and the income recognized will be based on the fair market value of the stock on such future date. On that date, the recipient’s holding period for purposes of determining the long-term or short-term nature of any capital gain or loss recognized on a subsequent disposition of the stock will begin. If a recipient makes a Section 83(b) election, the recipient will recognize ordinary income equal to the difference between the stock’s fair market value and the purchase price, if any, as of the date of receipt and the holding period for purposes of characterizing as long-term or short-term any subsequent gain or loss will begin at the date of receipt.

With respect to employees, we are generally required to withhold from regular wages or supplemental wage payments an amount based on the ordinary income recognized. Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation, we will generally be entitled to a business expense deduction equal to the taxable ordinary income realized by the participant.

Upon disposition of the stock, the recipient will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such stock plus any amount recognized as ordinary income with respect to the stock. Such gain or loss will be long-term or short-term depending on whether the stock has been held for more than one year.

Potential Limitation on Company Deductions

Section 162(m) of the Code denies a deduction to any publicly held corporation for compensation paid to certain senior executives of our Company (a “covered employee”) in a taxable year to the extent that compensation to such employees exceeds $1,000,000. It is possible that compensation attributable to awards, when combined with all other types of compensation received by a covered employee from the Company, may cause this limitation to be exceeded in any particular year.

May the 2014 Plan be modified, amended or terminated?

The Board may adopt, establish, amend and rescind such rules, regulations and procedures as it may deem appropriate for the proper administration of the 2014 Plan, make all other determinations which are, in the Board’s judgment, necessary or desirable for the proper administration of the 2014 Plan, amend the 2014 Plan or a stock award as provided in Article XI of the 2014 Plan, and/or terminate or suspend the 2014 Plan as provided in Article XI. Our Board may also amend the 2014 Plan at any time, and from time to time. However, except as relates to adjustments upon changes in common stock, no amendment will be effective unless approved by our stockholders to the extent stockholder approval is necessary to preserve incentive stock option treatment for federal income tax purposes. Our Board may submit any other amendment to the 2014 Plan for stockholder approval if it concludes that stockholder approval is otherwise advisable.

Unless sooner terminated, the 2014 Plan will terminate ten years from the date of its original adoption by our Board, i.e., in December 2023.

The description of the 2014 Plan is qualified in all respects by the actual provisions of the 2014 Plan, which is attached to this Proxy Statement as Appendix B.

Reasons for and Purpose of the Amendment to the 2014 Plan

The reason for the amendment is solely to increase the shares available for issuances under the 2014 Plan in order for us to be able to issue additional equity incentive compensation awards under the 2014 Plan for the purpose of attracting and retaining the best available personnel for positions of substantial responsibility, providing additional incentive to employees, directors and consultants, and promoting the success of our business.

The amendment would increase the number of shares that may be granted during the life of the 2014 Plan from 95,000 to 1,000,000 shares.

We are asking stockholders to increase the number of shares available for grants under the 2014 Plan to a level that we believe will, on the basis of current assumptions, ensure that enough shares remain available for anticipated issuances under the 2014 Plan through 2017.

Amendment of the 2014 Plan

Specifically, under this Proposal 3, our stockholders are being asked to approve an amendment to amend clause 3.4 of the 2014 Plan such that the introductory paragraph of that section would provide in its entirety as follows:

“Subject to the provisions of Section 3.9, the maximum aggregate number of shares of Common Stock which may be issued pursuant to Awards under the Plan shall be one million (1,000,000) shares. Such shares of Common Stock shall be made available from authorized and unissued shares of the Company.”

All other sections of the 2014 Plan would remain unchanged.

Vote Required

The approval of this Proposal 3 requires the affirmative vote of the holders of a majority of the shares represented at the meeting, in person or by proxy, and entitled to vote. As a result, abstentions will have the same effect as votes against this proposal. Because brokers do not have discretionary authority to vote on this proposal, broker non-votes will not affect the outcome of the vote on this proposal. For the approval of this proposal, you may vote “FOR” or “AGAINST” or abstain from voting.

Board Recommendation

Our Board recommends that you vote “FOR” this Proposal 3.

Proposal 4

RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

General

The Audit Committee has selected GBH CPAs, PC, independent registered public accounting firm (“GBH”), to audit our consolidated financial statements for the fiscal year ending March 31, 2017. GBH has served as our independent registered public accounting firm since September 29, 2015. We are asking the stockholders to ratify the appointment of GBH as our independent registered public accounting firm for the fiscal year ending March 31, 2017. GBH was appointed by the Audit Committee in accordance with its charter.

In the event stockholders fail to ratify the appointment, the Audit Committee may reconsider this appointment. Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent accounting firm at any time during the year if the Audit Committee determines that such a change would be in the Company’s and our stockholders’ best interests.

The Audit Committee has approved all services provided by GBH. Representatives of GBH do not plan to attend the annual meeting.

Effective September 29, 2015, the Audit Committee of the Company approved the dismissal of Hein & Associates LLP (“Hein”) as the Company’s registered independent accounting firm and appointed GBH as its new independent registered accounting firm, effective as of the same date.

During the years ended March 31, 2014 and 2015, and through September 30, 2015, the Company did not (i) have any disagreements (as defined in Item 304(a)(1(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K) with Hein on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of Hein, would have caused it to make reference thereto in their reports on the Company’s consolidated financial statements for such years; or (ii) experience any reportable events (as defined in Item 304(a)(1)(v) of Regulation S-K). Hein’s audit reports on the consolidated financial statements of the Company as of and for the years ended March 31, 2015 and 2014 contained no adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles, except to indicate that there was substantial doubt about the Company’s ability to continue as a going concern.

During the two most recent fiscal years, and any subsequent interim period prior to engaging GBH, neither the Company, nor anyone on its behalf, consulted GBH regarding (i) either the application of accounting principles to a specified transaction, completed or proposed; or the type of audit opinion that might be rendered on the Company’s financial statements, and no written report or oral advice was provided to the Company by GBH that was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was the subject of either a disagreement (as defined in paragraph 304(a)(1)(iv) of Regulation S-K and the related instructions) or a reportable event (as described in paragraph 304(a)(1)(v) of Regulation S-K). Notwithstanding the above, GBH previously served as the Company’s independent registered accounting firm from October 9, 2007, until the October 31, 2011 engagement of Hein.

Audit Fees

The following table sets forth the fees incurred by us in fiscal years 2015 and 2016 for services performed by GBH:

	2016	2015
Audit Fees(1)	$78,000	—
Audit Related Fees(2)	0	—
Tax Fees(3)	0	—
All Other Fees(2)	0	—
Total Fees	$78,000	$—

(1)	Audit fees are fees paid to GBH for professional services related to the audit and quarterly reviews of our financial statements and for services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements.

(2)	No other fees for professional services were paid to GBH with respect to the fiscal years ended March 31, 2015 and 2016.

The following table sets forth the fees incurred by us in fiscal years 2015 and 2016 for services performed by Hein (which were dismissed on September 29, 2015):

	2016	2015
Audit Fees(1)	$13,000	$114,757
Audit Related Fees(2)	0	0
Tax Fees(3)	0	0
All Other Fees(2)	0	0
Total Fees	$13,000	$114,757

(1)	Audit fees are fees paid to Hein for professional services related to the audit and quarterly reviews of our financial statements and for services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements.

(2)	No other fees for professional services were paid to Hein with respect to the fiscal years ended March 31, 2015 and 2016.

We do not use the auditors for financial information system design and implementation. Such services, which include designing or implementing a system that aggregates source data underlying the financial statements or that generates information that is significant to our financial statements, are provided internally or by other service providers. We do not engage the auditors to provide compliance outsourcing services.

The Audit Committee has considered the nature and amount of fees billed by Hein and GBH and believes that the provision of services for activities unrelated to the audit is compatible with maintaining Hein’s and GBH’s independence, as applicable.

Policy on Audit Committee Pre-Approval of Audit and Non-Audit Services of Independent Registered Public Accounting Firm

The Audit Committee’s policy is to pre-approve all audit and non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The committee may delegate the authority to pre-approve the retention of the independent registered public accounting firm for permitted non-audit services to one or more members of the committee, provided that such persons are required to present the pre-approval of any permitted non-audit service to the committee at the next meeting following any such pre-approval. None of the fees paid to the independent registered public accounting firm under the categories Audit-Related, Tax and All Other Fees described above were approved by the committee after services were rendered pursuant to the de minimis exception established by the SEC.

Audit Committee Report

The Audit Committee represents and assists the Board of Directors in fulfilling its responsibilities for general oversight of the integrity of the Company’s financial statements, the Company’s compliance with legal and regulatory requirements, the independent registered public accounting firm’s qualifications and independence, the performance of the Company’s internal audit function and independent registered public accounting firm, and risk assessment and risk management. The Audit Committee manages the Company’s relationship with its independent registered public accounting firm (which reports directly to the Audit Committee). The Audit Committee has the authority to obtain advice and assistance from outside legal, accounting or other advisors as the Audit Committee deems necessary to carry out its duties and receives appropriate funding, as determined by the Audit Committee, from the Company for such advice and assistance.

In connection with the fiscal year 2016 audited financial statements of the Company, the Audit Committee of the Board of Directors of the Company (1) reviewed and discussed the audited financial statements with the Company’s management; (2) discussed with the Company’s independent auditors the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended (Codification of Statements on Auditing Standards, AU 380), as adopted by the Public Company Accounting Oversight Board (“PCAOB”) in Rule 3200T and Exchange Act Regulation S-X, Rule 2-07; (3) received the written disclosures and the letter from the independent auditors required by the applicable requirements of the PCAOB regarding the independent auditors’ communications with the Audit Committee concerning independence; (4) discussed with the independent auditors the independent auditors’ independence; and (5) considered whether the provision of non-audit services by the Company’s principal auditors is compatible with maintaining auditor independence.

Based upon these reviews and discussions, the Audit Committee recommended to the Board of Directors, and the Board of Directors approved, that the audited financial statements for fiscal year 2016 be included in the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2016 for filing with the Securities and Exchange Commission.

The undersigned members of the Audit Committee have submitted this Report to the Board of Directors.

AUDIT COMMITTEE*

J. Fred Hofheinz

Fred S. Zeidman

*For the year ended March 31, 2016, the Audit Committee consisted of only Messrs. Hofheinz and Zeidman. Messrs. Dreeben and Tips did not join the Audit Committee until August 2016.

Vote Required

The approval of the ratification of the appointment of GBH as our independent registered public accounting firm for the fiscal year ending March 31, 2017 requires the affirmative vote of the holders of a majority of the shares represented at the meeting, in person or by proxy, and entitled to vote. As a result, abstentions will have the same practical effect as votes against this proposal. Broker non-votes will have no effect on the outcome of this proposal. However, because brokers generally have discretionary authority to vote on the ratification of our independent auditors, broker non-votes are generally not expected to result from the vote on this proposal. For the approval of the ratification of the appointment of GBH, you may vote “FOR” or “AGAINST” or abstain from voting.

Board Recommendation

Our Board recommends that you vote “FOR” the ratification of appointment of GBH as our independent registered public accounting firm for the fiscal year ending March 31, 2017.

Proposal 5

NON-BINDING ADVISORY VOTE ON EXECUTIVE COMPENSATION

General

We believe our compensation program is effective, appropriate and strongly aligned with the interests of our stockholders and that the total compensation packages provided to the named executive officers are reasonable in the aggregate. As you consider this proposal, we urge you to read the accompanying compensation tables, and the related narrative disclosure for additional details on executive compensation, including our compensation philosophy and objectives and the past compensation of the named executive officers.

Our Compensation Committee oversees all aspects of our executive compensation program, annually reviews each component of our executive compensation program and seeks to ensure that the compensation program for our executive officers is aligned with the interests of our stockholders and the compensation practices of our peer companies (with whom we compete for executive management personnel). Our executive compensation program is also designed to attract, motivate and retain a highly qualified executive management team and to appropriately reward our executive officers for their contribution to the achievement of our short-term and long-term business goals and the creation and enhancement of stockholder value. The Compensation Committee is guided by the following key principles in determining the compensation of our executive officers:

●	Competition Among Peers. The Compensation Committee believes that our compensation program should reflect the competitive recruiting and retention conditions in the Company’s industry, so that we can attract, motivate and retain top industry talent.

●	Accountability for Our Performance. The Compensation Committee also believes that our compensation program should be tied in part to our financial and operational performance, so that our executive officers are held accountable through their compensation for the performance of the Company based on our achievement of certain pre-determined financial and operational goals.

●	Accountability for Individual Performance. In addition, the Compensation Committee believes that our compensation program should be tied in part to the executive officer’s achievement of pre-determined individual performance goals, to encourage and promote individual contributions to the Company’s overall performance.

●	Alignment with Stockholder Interests. Moreover, the Compensation Committee believes that our compensation program should be tied in part to our stock price performance through the grant of stock options and stock awards, to further align our executive officers’ interests with those of our stockholders.

We believe that our executive compensation program (1) has played a significant role in our ability to attract, motivate and retain a highly qualified executive team to manage the Company, and (2) is structured in the best manner possible to support the achievement of our short-term and long-term business goals and the creation and enhancement of stockholder value.

In accordance with the requirements of Section 14A of the Exchange Act and the related rules of the SEC, the Company is providing stockholders with the opportunity to cast an advisory (non-binding) vote on the compensation programs of our named executive officers. Accordingly, you may vote on the following resolution at the meeting:

“Resolved, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the compensation tables and narrative discussion in the proxy statement relating to the Company’s 2017 annual meeting, is hereby approved.”

This vote is non-binding. The Board and the Compensation Committee, which is comprised of independent directors, expect to take into account the outcome of the vote when considering future executive compensation decisions to the extent they can determine the cause or causes of any significant negative voting results.

2014 Advisory Vote on Executive Compensation

We provide our stockholders with the opportunity to cast an advisory vote on executive compensation (the “Say-On-Pay Proposal”) every three years. At the annual meeting of our stockholders held on February 13, 2014, stockholders holding 40.4% of the total shares eligible to be voted at the annual meeting, 47.9% of the shares voted at the annual meeting and 95.6% of the total votes cast on the proposal, voted in favor of our Named Executive Officers’ 2013 compensation. The Board and the Compensation Committee considered these favorable results and did not make significant changes to our executive compensation program because it believes this advisory shareowner vote indicates strong support for our current compensation policies.

Vote Required

The approval of the advisory vote on the compensation of our named executive officers requires the affirmative vote of the holders of a majority of the shares represented at the meeting, in person or by proxy, and entitled to vote. As a result, abstentions will have the same practical effect as votes against this proposal. Broker non-votes will have no effect on the outcome of this proposal. For the approval of the advisory vote on the compensation of our named executive officers, you may vote “FOR” or “AGAINST” or abstain from voting.

Board Recommendation

The Board recommends that you vote “FOR” the approval, on an advisory basis, of the compensation of our named executive officers as disclosed in the accompanying compensation tables and the related narrative disclosure contained in this proxy statement.

OTHER INFORMATION

Principal Stockholders

The following table presents certain information as of January 30, 2017, as to:

●	each stockholder known by us to be the beneficial owner of more than five percent of our outstanding shares of common stock,

●	each director,

●	each executive officer named in the Summary Compensation Table, and

●	all directors and executive officers as a group.

The percentages shown in the table under the column “Percent” are based on 23,766,733 shares of common stock outstanding as of January 30, 2017.

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting and/or investing power with respect to securities. These rules generally provide that shares of common stock subject to options, warrants or other convertible securities that are currently exercisable or convertible, or exercisable or convertible within 60 days of the Record Date, are deemed to be outstanding and to be beneficially owned by the person or group holding such options, warrants or other convertible securities for the purpose of computing the percentage ownership of such person or group, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person or group.

To our knowledge, except as indicated in the footnotes to this table and pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to applicable community property laws. Unless otherwise indicated, the address for each of the officers or directors listed in the table below is 450 Gears Road, Suite 860, Houston, Texas 77067.

Stockholder	Number of Shares		Percent
Executive Officers and Directors
Anthony C. Schnur	25,055	(1)	*
Kenneth R. Sanders	22,944		*
Paul Pinkston	8,136		*
Richard N. Azar II	6,011,972	(2)	25.3%
Alan W. Dreeben	2,109,794	(3)	8.9%
Fred Hofheinz	39,170	(4)	*
Robert D. Tips	1,191,694	(5)	5.0%
Fred S. Zeidman	2,000	(6)	*
All Executive Officers and Directors as a Group (Eight Persons)
RAD2 Minerals, Ltd. P.O. Box 6172 San Antonio, Texas 78209	4,837,385	(7)	20.3%
DBS Investments, Ltd. 105 Nadine San Antonio, Texas 78209	1,247,912	(8)	5.3%

MPII, Inc. P.O. Box 14000 San Antonio, Texas 78214	1,191,694	(5)	5.0%

* Indicates beneficial ownership of less than 1% of the outstanding common stock

(1)

Includes (i) options to purchase 6,000 shares of the common stock at an exercise price of $43.50 per share, which expire if unexercised on October 31, 2017; (ii) options to purchase 2,000 shares of the common stock at an exercise price of $40.25 per share which expire if unexercised on January 8, 2018; and (iii) options to purchase 2,000 shares of the common stock at an exercise price of $39.50 per share which expire if unexercised on October 31, 2017. A total of 1,680 of the shares held by Mr. Schnur are held in his IRA.

(2)	Consists of (i) 3,409,385 shares of common stock and 1,428,000 shares of common stock issuable upon conversion of 200,000 shares of Series B Preferred Stock, owned by RAD2 Minerals, Ltd., which Mr. Azar may be deemed to beneficially own because of his relationship with RAD2 Minerals, Ltd.; and (ii) 1,174,587 shares of common stock issuable upon conversion of 164,508 shares of Series B Preferred Stock, owned by Segundo Resources, LLC, which Mr. Azar may be deemed to beneficially own because of his relationship with Segundo Resources, LLC.

(3)	Consists of (i) 1,795,634 shares of common stock and (ii) 314,160 shares of common stock issuable upon conversion of 44,000 shares of Series B Preferred Stock.

(4)	Includes options to purchase 960 shares of common stock which have an exercise price of $51.75 per share which expire on October 7, 2020. Also includes options to purchase 2,000 shares of the Company’s common stock at an exercise price of $5.50 per share, which are exercisable until March 25, 2018.

(5)	Consists of 1,191,694 shares of common stock beneficially owned by MPII, Inc. Mr. Tips is the Chief Executive Officer and 100% owner of R. D. Tips, Inc., a Texas corporation, which in turn owns 100% of MPII, Inc., of which Mr. Tips also serves as the Chief Executive Officer. By virtue of this relationship, Mr. Tips is deemed to beneficially own the securities beneficially owned by MPII, Inc.

(6)	Includes options to purchase 2,000 shares of the Company’s common stock at an exercise price of $5.50 per share, which are exercisable until March 25, 2018.

(7)	Consists of (i) 3,409,385 shares of common stock and (ii) 1,428,000 shares of common stock issuable upon conversion of 200,000 shares of Series B Preferred Stock.

(8)	DBS Management, LLC, the general partner of DBS Investments, Ltd., may direct the vote and disposition of the 1,247,912 shares of common stock held by DBS Investments, Ltd.. As the manager of DBS Management, LLC, Mr. Donnie B. Seay may direct the vote and disposition of such shares of common stock.

Executive Officers

All of our executive officers are listed in the following table, and certain information concerning those officers, except for Mr. Schnur, who is also a member of the Board, follows the table:

Name	Age	Position
Anthony Schnur	50	Chief Executive Officer, President and Director
Kenneth R. Sanders	67	Chief Operating Officer
Paul A. Pinkston	49	Chief Accounting Officer
Thomas E. Hardisty	55	Senior Vice President of Land & Business Development
J. Mark Bunch	58	Senior Vice President of Engineering & Operations

Kenneth R. Sanders – Chief Operating Officer

Mr. Sanders was appointed to Chief Operating Officer of the Company in August 2016 after having served as our Vice President of Asset Development since September 2013, and previously served as an engineering consultant with us from February 2013 to August 2013.  Throughout his extensive career in the oil and gas industry, Mr. Sanders has overseen the technical review, evaluation, acquisition and development of oil & gas properties and reserves primarily in the Permian Basin, Mid-Continent, ArkLaTex, Texas and Louisiana Gulf Coast regions, and offshore Gulf of Mexico.

Prior to joining our Company, Mr. Sanders had been the Chief Executive Officer of  two private exploration and production companies, Research Exploration, LLC and KRS Resources, LLC, focused on development of exploration prospects, development drilling opportunities and producing property acquisitions, mainly in the Gulf Coast onshore in Texas, Louisiana, Oklahoma and Mississippi since 2003.

In 1999, Mr. Sanders served at Contour Energy Inc. as Senior Vice President E&P with responsibility for all of the company’s exploration and production activities in the core onshore Gulf Coast, Louisiana and Texas and Gulf of Mexico shelf properties.  He was elected to Contour’s Board of Directors and named President and Chief Executive Officer in 2001 where he led the restructuring and ultimate sale of the company in 2003.  Prior to Contour, Mr. Sanders held various leadership roles at Seagull Energy E&P Inc., including Vice President, Exploitation, Acquisitions & Engineering, from 1991 to 1999. He previously served as an engineering consultant to Torch Energy Advisors Incorporated, as Executive Vice President of The Keplinger Companies (an International Petroleum Engineering Consultancy) and at Shell Oil Company as Production Operations Engineer.

Mr. Sanders is a member of the Society of Petroleum Engineers and the Independent Petroleum Association of America and is a Registered Professional Engineer (inactive) in Texas.  Mr. Sanders received a Bachelor’s degree in Petroleum Engineering from Mississippi State University and earned a Master of Business Administration (Finance) degree from the University of Houston.

Paul A. Pinkston – Chief Accounting Officer

Mr. Pinkston was appointed to Chief Accounting Officer in 2016, after having served as the Director of Financial Reporting for the Company since May 2013.  Mr. Pinkston brings solid accounting and financial expertise to the Company and has been instrumental in handling compliance, audits and other regulatory functions.

From January 2006 to May 2013, Mr. Pinkston served as a Senior Consultant with Sirius Solutions LLLP, where he performed accounting, audit and finance consulting services.  From January 2002 to November 2005, Mr. Pinkston served as a Corporate Auditor performing internal audits for Baker Hughes, Inc. From September 1998 to November 2001, Mr. Pinkston served as a Senior Auditor, conducting public and private audits, at Arthur Anderson LLP.

Mr. Pinkston received a Bachelor of Business Administration (Finance and Marketing) degree from the University of Texas and earned a Master of Business Administration (Accounting) degree from the University of Houston.  Mr. Pinkston is a Certified Public Accountant registered in Texas.

Thomas E. Hardisty - Senior Vice President of Land & Business Development

Mr. Hardisty was named Senior Vice President of Land & Business Development in January 2017, after serving as an independent consultant for the Company since September of 2016.  Mr. Hardisty has worked over three decades in the energy industry, primarily as a land professional but also with business development and executive management experience with private and public companies in both the E&P and OFS/technology space.

Prior to joining our Company, Mr. Hardisty was the VP, Land & Business Development of Davis Petroleum Corp. from 2009 until 2016 where he was responsible for the Land Department and all corporate development activities that ultimately led to a corporate merger that closed in October 2016.  From 2013 to mid-2014, he served as a non-executive director and continues to serve as board advisor for Eco-Stim Energy Solutions, an international oilfield service & technology company. Prior to the role at Davis, he was with Kerogen Resources as VP, Land & Business Development, where he was tasked with carrying out the company’s decision to exit by negotiating/closing multiple property divestitures in 2009.

In 2003, Mr. Hardisty identified a business opportunity to acquire a patented drilling technology that led to the formation of Particle Drilling where he was co-founder, director and served as SVP, Corporate Development and as Corporate Secretary until 2009.  From 1994 until 2003, he worked in various land positions for independent energy companies, including senior landman for PetroCorp, Inc. Prior to that time, beginning in 1984 Mr. Hardisty was a land consultant where he worked on a broad range of assignments including title, lease acquisitions, management of land crews and due diligence for property acquisitions. His industry experience includes operations in Texas, Louisiana, Mississippi, Oklahoma, Colorado and Deep Water Gulf of Mexico.

Mr. Hardisty is a member of the Houston Association of Professional Landmen where he twice served as Director and Chairman of several committees. He is also a member of the American Association of Professional Landmen, the Houston Producers Form and Houston ADAM (Acquisitions, Divestitures & Mergers) Forum.   Mr. Hardisty received a Bachelor’s of Business Administration degree in Petroleum Land Management in 1984 from the University of Texas at Austin.

J. Mark Bunch - Senior Vice President of Engineering & Operations

Mr. Bunch was named Senior Vice President of Engineering & Operations in January 2017 after having served as an independent contractor for the Company since September of 2016.  Mr. Bunch is a registered professional petroleum engineer with more than thirty-five years of operational and managerial experience in oil and gas exploration, development, acquisition and divestiture.  He is noted for his leadership in transactions that have resulted in successful asset acquisitions and strategic mergers in addition to the management of transformational engineering and geoscience functions.

Prior to joining our Company, Mr. Bunch served as Asset Manager at Davis Petroleum from 2012 to 2016 where he managed engineering and geoscience operations that materially increased the value of the company leading to a successfully merger agreement with Yuma Exploration.  Prior to that, he served as Chief Operating Officer for Mecom Oil where he managed all engineering, operations, and geoscience and office functions from 2007 until 2012. From 1999 to 2007, he served as Vice President for Huddleston & Co., an independent engineering consulting firm.  He was engineering manager at Petrocorp Inc. from 1993 to 1999 where he directed the Gulf Coast and Canadian engineering programs.  He began his career in the oil and gas business in 1981 with Arco Oil and Gas Company where he held various positions on increasing responsibility in reservoir and production engineering.

Mr. Bunch is a member of the Society of Petroleum Engineers and the Independent Petroleum Earth Scientists.  He graduated Magna Cum Laude from Texas A&M University with a Bachelor of Sciences degree in Petroleum Engineering.

Named Executive Officer Compensation

Summary Compensation Table. The following table sets forth compensation information with respect to our Chief Executive Officer, who was the only executive officers of the Company during the years presented below, and individuals for whom disclosure would have been provided herein but for the fact they were not serving as Chief Executive Officer or Chief Financial Officer of the Company at the end of the below fiscal years.

Name and Principal	Fiscal			Stock	Option	All Other
Position	Year	Salary	Bonus	Awards	Awards	Comp	Total
Anthony C. Schnur (1)	2016	$290,000	$—	$20,000	$—	$—	$310,000
Chief Executive Officer	2015	290,000	—	20,000	—	—	310,000

* Does not include perquisites and other personal benefits, or property, unless the aggregate amount of such compensation is more than $10,000. No executive officer earned any non-equity incentive plan compensation or nonqualified deferred compensation during the periods reported above. The value of the Stock Awards and Option Awards in the table above was calculated based on the fair value of such securities calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718.

(1) During the year ended March 31, 2016, Mr. Schnur was paid a cash salary of $290,000. Mr. Schnur was issued a net of 4,315 shares of common stock under the Company’s 2012 Stock Incentive Plan (the “2012 Plan”) after the payment of taxes. The Company recorded $20,000 for shares issued to Mr. Schnur.

During the year ended March 31, 2015, Mr. Schnur was paid a cash salary of $290,000. Mr. Schnur was issued a net of 2,497 shares of common stock under the 2012 Plan after the payment of taxes. The Company recorded $20,000 for shares issued to Mr. Schnur.

Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table. See “– Employment Agreements and Potential Benefits Upon Termination or Change-in-Control” below for the material terms of our employment agreements with our named executive officers. See the footnotes to the Summary Compensation Table for narrative disclosure with respect to that table.

Outstanding Equity Awards at Fiscal Year-End Table. The following table summarizes certain information regarding unexercised stock options outstanding as of March 31, 2016 for each of the named executive officer.

Name	Number of securities underlying unexercised options (#) Exercisable	Equity Incentive Plan Awards: Number of securities underlying unexercised options (#) Unexercisable	Equity Incentive Plan Awards: Number of securities underlying unexercised unearned options (#)	Option exercise price ($)	Option expiration date
Anthony C. Schnur Chief Executive Officer	6,000	—	—	$43.50	10/31/17
	2,000	—	—	$40.25	1/8/18
	2,000	—	—	$39.50	10/31/17

Employment Agreements and Potential Benefits Upon Termination or Change-in-Control. Effective November 1, 2012, the Company entered into an Employment Agreement with Mr. Schnur to serve as the Chief Financial Officer of the Company, which agreement was amended and restated effective December 12, 2012, in connection with his appointment as Chief Executive Officer. The agreement has a term of two years, expiring on October 31, 2014, provided that the agreement is automatically extended for additional one year terms, unless either party provides notice of their intent not to renew within the 30 day period prior to any automatic renewal date, and as neither party provided notice of their intent to terminate in fiscal 2015, the agreement automatically extended for an additional one year term until October 31, 2016. The Company agreed to pay Mr. Schnur a base annual salary of $310,000 during the term of the agreement, of which $290,000 is payable in cash and $20,000 is payable in shares of the Company’s common stock. The stock consideration due under the agreement is payable in quarterly installments at the end of each quarter, based on the stock price on the last day of each quarter. Mr. Schnur is also eligible for an annual bonus of up to 30% of his base salary in cash or stock.

In the event the Employment Agreement is terminated by the Company for a reason other than cause (as described in the Employment Agreement) or by Mr. Schnur for good reason (as described in the Employment Agreement), Mr. Schnur is due in the form of a lump sum payment, the product of the base salary and bonus he was paid under the agreement for the prior 12 month period, provided that if such termination occurs six months before or 24 months following the occurrence of a Change of Control (as described in the Employment Agreement), Mr. Schnur is due 200% of the amount described above upon such termination. If Mr. Schnur’s employment is terminated as a result of death or Disability (as defined in the agreement), the Company will pay his base salary which would have been payable to Mr. Schnur through the date his employment is terminated and all amounts actually earned, accrued or owing as of the date of termination. If Mr. Schnur’s employment is terminated for Cause or Mr. Schnur voluntarily terminates his employment, the Company will pay his base salary and all amounts actually earned, accrued or owing as of the date of termination and he will be entitled for a period of three months after termination to exercise all options granted to him under his employment agreement or otherwise to the extent vested and exercisable on the date of termination. Mr. Schnur’s employment agreement contains no covenant-not-to-compete or similar restrictions after termination. Additionally, any and all unvested options are forfeited upon the termination of the Employment Agreement.

On December 28, 2015, the Board of the Company agreed to provide an aggregate of $250,000 in retention bonuses to employees of the Company in the event the Company’s proposed acquisition of certain oil and gas properties, pursuant to the Asset Purchase Agreement dated December 30, 2015 closes, in an effort to keep the employees employed through the closing date and during the transitional period after closing, including $50,000 payable to Mr. Schnur at closing and an additional $50,000, assuming the closing of the acquisition occurs, payable to Mr. Schnur on December 31, 2016.

Equity Compensation Plan Information

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities available for future issuance under equity compensation plans (excluding those in column (a))
Equity compensation plans approved by the security holders	22,920	$33.96	95,128
Equity compensation plans not approved by the security holders	—	—	—
Total	22,920	$33.96	95,128

(a)	Includes any compensation plan and individual compensation arrangement of the Company under which equity securities of the Company are authorized for issuance to employees, or non-employees including directors, consultants, advisors, vendors, customers, suppliers or lenders in exchange for consideration in the form of goods or services, as of March 31, 2016.

(b)	Includes the weighted average exercise price of outstanding options, warrants, and rights identified in (a).

Certain Relationships and Related Transactions

There have been no other transactions between us and any officer, director, or any stockholder owning greater than five percent (5%) of our outstanding voting shares, or any member of the above referenced individual’s immediate family, since March 31, 2016, and there is not currently any proposed transaction, in which the Company was or is to be a participant, where the amount involved exceeds $120,000, and in which we had or will have a direct or indirect material interest, except as set forth below or otherwise disclosed herein.

On April 15, 2014, the Company agreed to sell an aggregate of 133,134 units, at a purchase price of $15.00 per unit or $2 million in aggregate, with each unit consisting of one share of common stock and 0.50 of a warrant to purchase one share of the Company’s common stock at an exercise price of $25.00 per share and a term of five years. On April 21, 2014, the offering closed, and the Company subsequently received an aggregate of $2,000,000 in gross funding and net proceeds of approximately $1,880,000 (after the deduction of approximately $120,000 in associated legal and placement agent fees). The purchasers in the offering included Ironman Energy Master Fund, which purchased 46,667 shares of common stock and warrants to purchase 23,334 shares of common stock and Ironman PI Fund II (QP), LP, which purchased 20,000 shares of common stock and warrants to purchase 10,000 shares of common stock, which entities became greater than 5% shareholders of the Company as a result of such purchases, and John B. Helmers, who purchased 66,6667 shares of common stock and warrants to purchase 33,334 shares of common stock, was a greater than 5% shareholder at the time of the purchase and remains a greater than 5% shareholder of the Company.

On March 25, 2015, two members of the Board of the Company were granted options to purchase 2,000 shares of the Company’s common stock at an exercise price of $5.50 per share (the closing sales price of the Company’s common stock on March 25, 2015), which have a term of three years and vested immediately, in all cases subject to the terms and conditions of the Company’s 2012 Stock Incentive Plan.

On December 28, 2015, the Board of the Company agreed to provide an aggregate of $250,000 in retention bonuses to employees of the Company in the event the Company’s proposed acquisition of certain oil and gas properties, pursuant to the Asset Purchase Agreement dated December 30, 2015 closes, in an effort to keep the employees employed through the closing date and during the transitional period after closing, including $50,000 payable to Mr. Schnur, the Company’s Chief Executive Officer and a member of the Board at closing and an additional $50,000, assuming the closing of the acquisition occurs, payable to Mr. Schnur on December 31, 2016.

On August 30, 2015, we entered into a Non-Revolving Line of Credit Agreement with Silver Star Oil Company (“Silver Star”). The line of credit provides the Company the right, from time to time, subject to the terms of the line of credit, to issue up to $2.4 million in convertible promissory notes to Silver Star. Specifically, the Company has the right to request advances in an amount not to exceed $200,000, every thirty days, subject to the conditions set forth in the line of credit.

We previously issued convertible notes to Silver Star in the aggregate principal amount of $200,000 on (i) September 28, 2015; (ii) October 23, 2015, to be effective October 21, 2015; (iii) November 25, 2015, to be effective on November 23, 2015; (iv) January 4, 2016, to be effective on December 31, 2015; and (v) February 10, 2016, to be effective on February 8, 2016.

Unless otherwise agreed between the parties, each of the convertible notes are due and payable on October 1, 2016, accrue interest at the rate of 6% per annum (15% upon the occurrence of an event of default), and allow the holder thereof the right to convert the principal and interest due thereunder into common stock of the Company at a conversion price of $1.50 per share, provided that the total number of shares of common stock issuable upon conversion of the convertible notes cannot exceed 19.9% of our outstanding shares of common stock on August 30, 2015, the date the line of credit was agreed to, which was 243,853 shares (or the total voting power outstanding on such date), or otherwise exceed the amount of shares that would require stockholder approval under applicable NYSE MKT rules, unless or until we receive stockholder approval for such issuances. In the event the number of shares of common stock issuable upon conversion of the convertible notes exceeds such threshold, the notes cannot be converted into common stock.

On September 17, 2015, Allied Petroleum, Inc. (“Allied”), entered into a Subscription Agreement with the Company and agreed to purchase 45,546 shares of restricted common stock (the “Allied Shares”), which shares were held in the Company’s treasury, for $2.30 per share (a 17% discount to the $2.78 closing price of the Company’s common stock on September 17, 2015) or $104,754 in aggregate. The closing of the transactions contemplated by the Subscription Agreement was subject to, and contingent upon, the approval of the additional listing of the Allied Shares on the NYSE MKT (the “Listing Approval”). The Listing Approval was received on September 21, 2015, and on such date the Subscription Agreement became binding on the parties. The Company received funds from Allied on September 25, 2015, and issued Allied the Allied Shares on September 28, 2015. The principal of Allied is John Chambers, who is also the principal of Silver Star. Because the Allied shares were issued from the Company’s treasury, the sale did not result in an increase in the Company’s total issued shares.

Effective February 1, 2016, we entered into a first amendment to the August 30, 2015, Non-Revolving Line of Credit Agreement with Silver Star Oil Company. Pursuant to the first amendment to the line of credit, the line of credit was amended to add a 9.99% ownership limitation and prevent the holder of the convertible notes from converting such convertible notes into common stock of the Company if upon such conversion, the holder would beneficially own more than 9.99% of our then outstanding common stock, subject to the ability of any holder to modify such limitation with 61 days prior written notice to us.

Pursuant to a letter agreement dated February 2, 2016, we provided Silver Star the required thirty days’ notice to prepay the outstanding convertible notes, provided that we did not have the funds necessary to prepay such notes, and such pre-payment notice expired. Additionally, pursuant to the agreement, we and Silver Star agreed to amend the line of credit to remove the requirement that Silver Star consent to the Company making distributions on its common stock, repurchasing common stock or making certain advances. Finally, Silver Star agreed that if Silver Star did not advance the balance remaining under the line of credit ($1.4 million) by February 19, 2016, the terms of the convertible notes which require us to provide thirty days prior written notice before prepayment would be removed from the convertible notes and such convertible notes could be repaid at any time, which funds were not advanced by such date. Silver Star also agreed to waive the requirement that the Company obtain its prior written consent to undertake certain corporate actions, including designating preferred stock, issuing securities totaling more than 10% of the Company’s outstanding common stock, and effecting stock splits, as originally required pursuant to the terms of the line of credit.

We also received notice that on February 2, 2016, $300,000 of the convertible notes were assigned by Silver Star to Rockwell Capital Partners.

On March 28, 2016, Rockwell Capital Partners converted $206,000 of principal and interest on the convertible notes into 137,333 shares of common stock.

We received notice that on April 11, 2016, $500,000 of the convertible notes were assigned by Silver Star to Rockwell Capital Partners.

On April 21, 2016, Rockwell Capital Partners converted $159,780 of principal and interest on the convertible notes into 106,520 shares of common stock.

On March 29, 2016, and effective March 11, 2016, the Company entered into a Convertible Promissory Note Purchase Agreement with HFT Enterprises, LLC (“HFT” and the “Note Purchase Agreement”). Pursuant to the Note Purchase Agreement, we agreed to issue an aggregate of $600,000 in Convertible Promissory Notes (the “Convertible Notes”), including $300,000 in Convertible Notes purchased on March 29, 2016, to be effective on March 11, 2016, $150,000 in Convertible Notes purchased on March 29, 2016, to be effective on March 25, 2016, and $150,000 in Convertible Notes required to be purchased by HFT or its assigns on or prior to April 30, 2016. We also agreed to grant HFT warrants to purchase 124,285 shares of common stock with an exercise price of $1.50 per share, at such time as an aggregate of $600,000 in Convertible Notes have been issued (the “Warrants”).

Each Convertible Note is due and payable on the one year anniversary of its issuance date, accrues interest at the rate of 6% per annum (15% upon the occurrence of an event of default), and allows the holder thereof the right to convert the principal and interest due thereunder into common stock of the Company at a conversion price of $1.50 per share, provided that any conversion is subject to us first receiving approval for the issuance of shares of our common stock under the Convertible Notes under applicable NYSE MKT rules and regulations (“NYSE Approval”), which we have not sought or obtained to date, and to the extent such conversion(s) would exceed 19.9% of our total shares of outstanding common stock on the date of our entry into the Note Purchase Agreement or would otherwise require stockholder approval under applicable NYSE MKT rules (“Stockholder Approval”).

The Warrants allow for cashless exercise rights, to the extent that such shares of common stock issuable upon exercise thereof are not registered under the Securities Act, and include anti-dilutive rights, for the first 12 months following the grant date of such Warrants, which automatically reduce the exercise price of the Warrants to any lower priced security sold, granted or issued by us during such anti-dilutive period, subject to certain exceptions, including officer and director grants and the transactions contemplated by that certain Asset Purchase Agreement (the “Asset Purchase Agreement”) discussed and described in greater detail in our Form 8-K Current Report filed with the SEC on December 30, 2015, pursuant to which we agreed to acquire certain assets from twenty-one separate sellers in consideration for $31.35 million of commercial bank debt; 552,000 shares of a newly designated form of redeemable convertible preferred stock (convertible into 3,941,280 shares of common stock); 13,009,664 shares of common stock; and $4,975,000 in cash (the “Asset Purchase”).

We have the right to prepay the Convertible Notes at any time, provided we provide the holder at least 10 days prior notice of our intention to prepay such notes. The Convertible Notes include customary events of default for facilities of similar nature and size, including in the event we fail to comply with the reporting requirements of the Exchange Act.

At no time may the Convertible Notes be converted, or the Warrants be exercised, into shares of our common stock if such conversion or exercise, as applicable, would result in the holder of such security and its affiliates owning an aggregate of in excess of 9.99% of the then outstanding shares of our common stock, subject to the ability of holder to modify such limitation with 61 days prior written notice to us.

The Note Purchase Agreement included standard and customary representations and warranties of the parties and we agreed to comply with certain customary negative and positive covenants during the period the Convertible Notes are outstanding.

On April 11, 2016, we, Target Alliance London Limited (“TALL”), and Silver Star, entered into an Assignment, Assumption and Amendment to Line of Credit and Notes Agreement (the “Assignment Agreement”). Pursuant to the Assignment Agreement, Silver Star assigned its rights under that certain Non-Revolving Line of Credit Agreement dated August 30, 2015 and effective August 28, 2015 (the “Line of Credit”) and ownership of a $200,000 Convertible Promissory Note issued by us to Silver Star thereunder dated February 10, 2016, to be effective on February 8, 2016 (the “February Note”), to TALL in consideration for $200,000. Additionally, Silver Star provided us a release from any liability in connection with the Line of Credit and prior Convertible Promissory Notes issued to Silver Star by us. The Assignment Agreement also amended the Line of Credit and terms of any future Convertible Promissory Notes issued thereunder, to (a) decrease the total amount available for borrowing under the Line of Credit to $1.8 million (previously we had the right to borrow up to $2.4 million thereunder), unless the parties mutually agree to provide for loans of up to $2.4 million (provided that $1 million has already been borrowed under such Line of Credit to date); (b) increased the monthly advance limit under the Line of Credit from $200,000 to $250,000 per month; (c) increased the conversion price of any future notes issued under the Line of Credit to $3.25 per share (previously the conversion price was $1.50 per share, provided that the conversion price of the February Note remained at $1.50 per share); (d) amended the requirements for us to seek stockholder approval of the issuance of shares of common stock upon conversion of the notes to require us to seek stockholder approval at the same time as we seek stockholder approval for the shares issuable pursuant to the terms of our December 2015 Asset Purchase Agreement; (e) ratified the addition of a 9.99% ownership blocker to the February Note and any future notes issued under the Line of Credit; and (f) formally removed certain transaction approval rights under the Line of Credit which previously required us to receive approval of Silver Star in the event we desired to enter into certain transactions outside the usual course of business.

The Assignment Agreement also extended the due date of the February Note and all future notes issued under the Line of Credit to April 11, 2017. As additional consideration for TALL agreeing to the terms of the Assignment Agreement, we agreed, subject to NYSE MKT listing approval and where applicable stockholder approval under applicable NYSE MKT rules and regulations, to grant TALL warrants to purchase 51,562 shares of common stock at an exercise price of $3.25 per share, for each $250,000 loaned pursuant to the terms of the amended Line of Credit. Finally, the Assignment Agreement provided that the sale of all securities issued or granted pursuant to the Line of Credit and all future notes issued thereunder would be subject to that certain April 6, 2016 (a) Securities Purchase Agreement and (b) Stock Purchase Agreement, entered into between the Company and an accredited investor, as described by the Company in its Current Report on Form 8-K filed with the SEC on April 7, 2016, including a restriction on the Company selling not more than $250,000 per month in private placements of securities, subject to all such securities being restricted for a period of six months from their issuance date.

We issued a Convertible Promissory Note to Debra Herman, an assignee of HFT under the Note Purchase Agreement, which Mrs. Herman became party to pursuant to a joinder agreement, in the amount of $150,000 (the “Convertible Note”). The Convertible Note is due and payable on April 26, 2017, accrues interest at the rate of 6% per annum (15% upon the occurrence of an event of default), and allows the holder thereof the right to convert the principal and interest due thereunder into common stock of the Company at a conversion price of $1.50 per share, provided that any conversion is subject to us first receiving approval for the issuance of shares of our common stock under the Convertible Notes issued pursuant to the Purchase Agreement ($600,000 in aggregate) under applicable NYSE MKT rules and regulations, which we have not sought or obtained to date, and to the extent such conversion(s) would exceed 19.9% of our total shares of outstanding common stock on the date of our entry into the Purchase Agreement or would otherwise require stockholder approval under applicable NYSE MKT rules.

At no time may the Convertible Note be converted, or the Warrants (defined below) be exercised, into shares of our common stock if such conversion or exercise, as applicable, would result in the holder of such security and its affiliates owning an aggregate of in excess of 9.99% of the then outstanding shares of our common stock, subject to the ability of holder to modify such limitation with 61 days prior written notice to us.

We also granted to Debra Herman, as an assignee of HFT, warrants to purchase 124,285 shares of common stock with an exercise price of $1.50 per share. The warrants were granted to Mrs. Herman pursuant to the terms of a joinder agreement entered into between the parties. No warrants are due to HFT.

It is our policy that any future material transactions between us and members of management or their affiliates shall be on terms no less favorable than those available from unaffiliated third parties.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors and officers, and the persons who beneficially own more than ten percent of our common stock, to file reports of ownership and changes in ownership with the SEC. Copies of all filed reports are required to be furnished to us pursuant to Rule 16a-3 promulgated under the Exchange Act. Based solely upon our review of the Section 16(a) filings that have been furnished to us and representations by our directors and executive officers (where applicable), we believe that all filings required to be made under Section 16(a) during fiscal 2016 were timely made, except that Silver Star Oil Company failed to file a Form 3 reporting its ownership of the Company during fiscal 2016 and failed to file any Form 4s disclosing changes in its beneficial ownership during fiscal 2016; Anthony C. Schnur, our Chief Executive Officer and director, inadvertently failed to timely report four transactions on Form 4; Fred S. Zeidman, our director, inadvertently failed to timely report one transaction on Form 4; and J. Fred Hofheinz inadvertently failed to timely report one transaction on Form 4.

Pursuant to SEC rules, we are not required to disclose in this filing any failure to timely file a Section 16(a) report that has been disclosed by us in a prior annual report or proxy statement.

Code of Ethics

The Company adopted a Code of Ethics that applies to all of its directors, officers, employees, consultants, contractors and agents of the Company. The Code of Ethics has been reviewed and approved by the Board.

You can access our Code of Conduct on our website at www.camber.energy, and any stockholder who so requests may obtain a free copy of our Code of Ethics by submitting a written request to our Secretary.

We intend to disclose any amendments to our Code of Ethics and any waivers with respect to our Code of Ethics granted to our principal executive officer, our principal financial officer, or any of our other employees performing similar functions on our website at www.camber.energy within four business days after the amendment or waiver. In such case, the disclosure regarding the amendment or waiver will remain available on our website for at least 12 months after the initial disclosure. There have been no waivers granted with respect to our Code of Ethics to any such officers or employees.

Whistleblower Protection

The Company adopted a Whistleblower Protection Policy that applies to all of its directors, officers, employees, consultants, contractors and agents of the Company. The Whistleblower Policy has been reviewed and approved by the Board.

You can access our Whistleblower Policy on our website at www.camber.energy, and any stockholder who so requests may obtain a free copy of our Whistleblower Policy by submitting a written request to our Secretary. The Whistleblower Policy has been reviewed and approved by the Board.

Other Matters

Our Annual Report to Stockholders on Form 10-K covering the fiscal year ended March 31, 2016, our Quarterly Reports on Form 10-Q and other information are available on our website (www.camber.energy) and may also be obtained by calling (713) 528-1881 or writing to the address below:

Camber Energy, Inc.

450 Gears Road, Suite 860

Houston, Texas 77067

Attn: Secretary

The persons designated to vote shares covered by our Board’ proxies intend to exercise their judgment in voting such shares on other matters that may properly come before the meeting. Management does not expect that any matters other than those referred to in this proxy statement will be presented for action at the meeting.

Stockholder Proposals for 2018 Annual Meeting of Stockholders and 2018 Proxy Materials

Proposals of holders of our voting securities intended to be presented at our 2018 annual meeting of stockholders and included in our proxy statement and form of proxy relating to such meeting pursuant to Rule 14a-8 of Regulation 14A must be received by us, addressed to our Secretary, at our principal executive offices at 450 Gears Road, Suite 860, Houston, Texas 77067, not earlier than the close of business on November 22, 2017, and not later than the close of business on December 22, 2017, together with written notice of the stockholder’s intention to present a proposal for action at the fiscal 2018 annual meeting of stockholders, unless our annual meeting date occurs more than 30 days before or 30 days after March 22, 2018. In that case, we must receive proposals not earlier than the close of business on the 120th day prior to the date of the fiscal 2018 annual meeting and not later than the close of business on the later of the 90th day prior to the date of the annual meeting or, if the first public announcement of the date of the Annual Meeting is less than 100 days prior to the date of the meeting, the 10th day following the day on which we first make a public announcement of the date of the meeting. The notice must be personally delivered to the Company or sent by first class certified mail, return receipt requested, postage prepaid, and must include the name and address of the stockholder, the number of voting securities held by the stockholder of record, a statement that the stockholder holds such shares beneficially and the text of the proposal to be presented for vote at the meeting, a statement in support of the proposal, and must otherwise comply with Rule 14a-8 of Regulation 14A and the requirements of our Bylaws.

The proposal should state as clearly as possible the proposal and should be accompanied by a supporting statement. The proposal, including the accompanying supporting statement, may not exceed 500 words. Upon receipt of any such proposal, the Company will determine whether or not to include such proposal in the proxy statement and proxy in accordance with regulations governing the solicitation of proxies. The Company reserves the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable rules and requirements. As the rules of the SEC make clear, simply submitting a proposal does not guarantee that it will be included.

Nominations for Directors

The Nominating and Governance Committee will consider qualified director candidates recommended in good faith by stockholders, provided those nominees meet the requirements of NYSE MKT and applicable federal securities law. The Nominating and Governance Committee’s evaluation of candidates recommended by stockholders does not differ materially from its evaluation of candidates recommended from other sources. Any stockholder wishing to recommend a nominee should submit the candidate’s name, credentials, contact information and his or her written consent to be considered as a candidate. These recommendations should be submitted in writing to the Company, Attn: Secretary, Camber Energy, Inc., 450 Gears Road, Suite 860, Houston, Texas 77067. The proposing stockholder should also include his or her contact information and a statement of his or her share ownership. The Committee may request further information about stockholder recommended nominees in order to comply with any applicable laws, rules or regulations or to the extent such information is required to be provided by such stockholder pursuant to any applicable laws, rules or regulations.

Sincerely,

Anthony C. Schnur
Chief Executive Officer

Houston, Texas

February 9, 2017

APPENDIX A

*090204*

BARBARA K. CEGAVSKE Secretary of State 202 North Carson Street Carson City, Nevada 89701-4201 (775) 684-5708 Website: www.nvsos.gov

Certificate of Amendment
(PURSUANT TO NRS 78.385 AND 78.390)

USE BLACK INK ONLY - DO NOT HIGHLIGHT	ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation
For Nevada Profit Corporations
(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:
Camber Energy, Inc.

2. The articles have been amended as follows: (provide article numbers, if available)
Article Four Capital Stock is deleted and replaced in its entirety with Article Four set forth on the attachment hereto (which shall have no effect on any previously designated series of preferred stock)

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is:

4. Effective date and time of filing: (optional)	Date:	Time:
(must not be later than 90 days after the certificate is filed)

5. Signature: (required)

X
Signature of Officer

*lf any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.	Nevada Secretary of State Amend Profit-After Revised: 1-5-15

ARTICLE FOUR. CAPITAL STOCK

A.	General Authorization.

The Corporation has the authority to issue Two Hundred Ten Million (210,000,000) shares of stock consisting of:

(1)	Common Stock. Two Hundred Million (200,000,000) shares of common stock, having a par value of $0.001 per share (the “Common Stock”); and

(2)	Preferred Stock. Ten Million (10,000,000) shares of Preferred Stock having a par value of $0.001 per share (the “Preferred Stock”).

All capital stock when issued shall be fully paid and nonassessable. No holder of shares of stock of this Corporation is entitled as such to any pre-emptive or preferential rights to subscribe to any unissued stock or any other securities which the Corporation may now or hereafter issue.

B.	Common Stock.

(1)	Number of Shares. The Common Stock shall consist of Two Hundred Million (200,000,000) shares.

(2)	Voting. Except as provided in these Articles of Incorporation or by applicable law, each holder of Common Stock is entitled to one vote for each share of Common Stock held of record on all matters as to which Common Stockholders are entitled to vote, which voting rights shall not be cumulative in any election of Directors.

(3)	Other Rights. Each share of Common Stock issued and outstanding shall be identical in all respects with each other such share, and no dividends shall be paid on any shares of Common Stock unless the same dividend is paid on all shares of Common Stock outstanding at the time of such payment. Except for and subject to those rights expressly granted to the holders of Preferred Stock and except as may be provided by the laws of the State of Nevada, the Common Stockholders shall have all other rights of stockholders.

C.	Preferred Stock.

Subject to the terms contained in any designation of a series of Preferred Stock, the Board of Directors is expressly authorized, at any time and from time to time, to fix, by resolution or resolutions, the following provisions for shares of any class or classes of Preferred Stock of the Corporation:

(1)	The designation of such class or series, the number of shares to constitute such class or series which may be increased (but not below the number of shares of that class or series then outstanding) by a resolution of the Board of Directors;

(2)	Whether the shares of such class or series shall have voting rights, in addition to any voting rights provided by law, and if so, the terms of such voting rights;

(3)	The dividends, if any, payable on such class or series, whether any such dividends shall be cumulative, and, if so, from what dates, the conditions and dates upon which such dividends shall be payable, and the preference or relation which such dividends shall bear to the dividends payable on any share of stock of any other class or any other shares of the same class;

(4)	Whether the shares of such class or series shall be subject to redemption by the Corporation, and, if so, the times, prices and other conditions of such redemption or a formula to determine the times, prices and such other conditions;

(5)	The amount or amounts payable upon shares of such series upon, and the rights of the holders of such class or series in, the voluntary or involuntary liquidation, dissolution or winding up, or upon any distribution of the assets, of the Corporation;

(6)	Whether the shares of such class or series shall be subject to the operation of a retirement or sinking fund, and, if so, the extent to and manner in which any such retirement or sinking fund shall be applied to the purchase or redemption of the shares of such class or series for retirement or other corporate purposes and the terms and provisions relative to the operation thereof;

(7)	Whether the shares of such class or series shall be convertible into, or exchangeable for, shares of stock of any other class or any other series of the same class or any other securities and, if so, the price or prices or the rate or rates of conversion or exchange and the method, if any, of adjusting the same, and any other terms and conditions of conversion or exchanges;

(8)	The limitations and restrictions, if any, to be effective while any shares of such class or series are outstanding upon the payment of dividends or the making of other distributions on, and upon the purchase, redemption or other acquisition by the Corporation of the Common Stock or shares of stock of any other class or any other series of the same class;

(9)	The conditions or restrictions, if any, upon the creation of indebtedness of the Corporation or upon the issuance of any additional stock, including additional shares of such class or series or of any other series of the same class or of any other class;

(10)	The ranking (be it pari passu, junior or senior) of each class or series vis-à-vis any other class or series of any class of Preferred Stock as to the payment of dividends, the distribution of assets and all other matters;

(11)	Facts or events to be ascertained outside the articles of incorporation of the Corporation, or the resolution establishing the class or series of stock, upon which any rate, condition or time for payment of distributions on any class or series of stock is dependent and the manner by which the fact or event operates upon the rate, condition or time of payment;

(12)	Any other powers, preferences and relative, participating, optional and other special rights, and any qualifications, limitations and restrictions thereof, insofar as they are not inconsistent with the provisions of the Articles of Incorporation of this Corporation, to the full extent permitted by the laws of the State of Nevada.

The powers, preferences and relative, participating, optional and other special rights of each class or series of Preferred Stock, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding.

APPENDIX B

SECOND AMENDMENT TO THE

CAMBER ENERGY, INC.

AMENDED AND RESTATED 2014 STOCK INCENTIVE PLAN

WHEREAS, Camber Energy, Inc., formerly known as Lucas Energy, Inc. (the “Company”) previously adopted the Amended and Restated 2014 Incentive Plan, effective February 3, 2014, as further amended effective March 29, 2016 (the “Plan”); and

WHEREAS, the Board of Directors of the Company (the “Board”) has authorized an amendment of the Plan to increase the number of shares authorized for Awards thereunder from 95,000 shares to 1,000,000 shares.

NOW, THEREFORE, effective as of January 30, 2017, subject to approval by the Company’s stockholders within twelve (12) months of the effective date of this Amendment, Section 3.4 of the Plan is amended to replace the number “ninety-five thousand (95,000)” with the number “one million” (1,000,000)”.

IN WITNESS WHEREOF, the Company has caused this Amendment to the Plan to be duly executed in its name and on its behalf by its duly authorized officer.

CAMBER ENERGY, INC.

By:	/s/ Anthony C. Schnur
Name:	Anthony C. Schnur
Title:	President and Chief Executive Officer

CAMBER ENERGY, INC.		CONTROL ID:
REQUEST ID:

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS for the Annual Meeting of Stockholders
	DATE:	March 22, 2017
	TIME:	9:00 a.m. Central Standard Time
	LOCATION:	Hilton houston north, salon 12, 12400 greenspoint drive, Houston, Texas 77060

HOW TO REQUEST PAPER COPIES OF OUR MATERIALS

PHONE: Call toll free 1-866-752-8683	FAX: Send this card to 202-521-3464	INTERNET: https://www.iproxydirect.com/CEI and follow the on-screen instructions.	EMAIL: proxy@iproxydirect.com Include your Control ID in your email.

This communication represents a notice to access a more complete set of proxy materials available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. The proxy statement is available at: https://www.iproxydirect.com/CEI

If you want to receive a paper copy of the proxy materials you must request one. There is no charge to you for requesting a copy. To facilitate timely delivery please make the request, as instructed above, before March 7, 2017.

you may enter your voting instructions at https://www.iproxydirect.com/CEI until 11:59 pm eastern time March 21, 2017.

The purposes of this meeting are as follows:

1.      To elect six (6) Directors to the Company’s Board of Directors (the “Board”), each to serve a term of one year and until their respective successors have been elected and qualified, or until their earlier resignation or removal.

2.      To amend the company’s articles of incorporation to increase the number of the authorized shares of common stock from 100,000,000 to 200,000,000.

3.      To ratify the amendment to the company’s amended and restated 2014 stock incentive to increase the number of shares of common stock available under the 2014 plan from 95,000 to 1,000,000.

4.      To ratify the appointment of gbh cpas, pc as the company’s independent resgistered public accounting firm for the fiscal year ending in March 31, 2017.

5.      To hold an advisory vote to approve the company’s executive compensation.

6.      To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

Pursuant to Securities and Exchange Commission rules, you are receiving this Notice that the proxy materials for the Annual meeting are available on the Internet. Follow the instructions above to view the materials and vote or request printed copies.

The board of directors has fixed the close of business on January 30, 2017 as the record date for the determination of stockholders entitled to receive notice of the Annual Meeting and to vote the shares of our common stock, par value $.001 per share, they held on that date at the meeting or any postponement or adjournment of the meeting.

The Board of Directors recommends that you vote ‘for’ all proposals above.

Please note - This is not a Proxy Card - you cannot vote by returning this card

Camber Energy, Inc. SHAREHOLDER SERVICES 500 Perimeter Park Drive Suite D Morrisville NC 27560	FIRST-CLASS MAIL US POSTAGE PAID CARY NC PERMIT # 869

Time Sensitive shareholder information enclosed

IMPORTANT SHAREHOLDER INFORMATION

your vote is important

CAMBER ENERGY, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

ANNUAL MEETING OF STOCKHOLDERS – MARCH 22, 2017 AT 9:00 A.M. CST

CONTROL ID:

REQUEST ID:

The undersigned stockholder of CAMBER ENERGY, INC., a Nevada corporation (the “Company”), hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement of the Company, each dated on or around February 9, 2017, and hereby appoints Anthony C. Schnur and Paul Pinkston (the “Proxies”) proxies and attorneys-in-fact, each with full power of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2017 Annual Meeting of Stockholders of the Company, to be held on March 22, 2017 at 9:00 A.M. central standard time at Hilton Houston North, Salon 12, 12400 Greenspoint Drive, Houston, Texas 77060, and at any adjournment or adjournments thereof, and to vote all shares of the Company that the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side, and all such other business as may properly come before the meeting. You hereby revoke all proxies previously given.

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE.)

VOTING INSTRUCTIONS

If you vote by phone, fax or internet, please DO NOT mail your proxy card.

MAIL:	Please mark, sign, date, and return this Proxy Card promptly using the enclosed envelope.

FAX:	Complete the reverse portion of this Proxy Card and Fax to 202-521-3464.

INTERNET:	https://www.iproxydirect.com/CEI

PHONE:	1-866-752-VOTE (8683)

ANNUAL MEETING OF THE STOCKHOLDERS OF CAMBER ENERGY, INC.			PLEASE COMPLETE, DATE, SIGN AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE: ☒
PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
Proposal 1		→	FOR ALL	AGAINST ALL	FOR ALL EXCEPT
	Election of Directors:		☐	☐
	Richard N. Azar II				☐
	Anthony C. Schnur				☐	Control ID:
	Alan W. Dreeben				☐	REQUEST ID:
	J. Fred Hofheinz				☐
	Fred S. Zeidman				☐
	Robert D. Tips				☐
Proposal 2		→	FOR	AGAINST	ABSTAIN
	Amendent of the Company’s Articles of Incorporation to increase the number of our authorized shares of common stock from 100,000,000 to 200,000,000.		☐	☐	☐
Proposal 3		→	FOR	AGAINST	ABSTAIN
	Ratification of the amendment to the Company’s Amended and Restated 2014 Stock Incentive Plan to increase the number of shares of common stock available under the 2014 Plan from 95,000 to 1,000,000.		☐	☐	☐
Proposal 4		→	FOR	AGAINST	ABSTAIN
	Ratification of the appointment of GBH CPAs, PC as the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2017.		☐	☐	☐
Proposal 5		→	FOR	AGAINST	ABSTAIN
	Hold an advisory vote to approve the Company’s executive compensation.		☐	☐	☐
Proposal 6
Transaction any other business as may properly come before the meeting.
MARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING: ☐
This Proxy, when properly executed will be voted as provided above, or if no contrary direction is indicated, it will be voted “For All” In Proposal 1 and “For” Each of Proposals 2 through 5, and for all such other business as may properly come before the meeting in the sole determination of the Proxies.

MARK HERE FOR ADDRESS CHANGE ☐ New Address (if applicable):

____________________________
____________________________
____________________________

IMPORTANT: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Dated: ________________________, 2017

(Print Name of Stockholder and/or Joint Tenant)

(Signature of Stockholder)

(Second Signature if held jointly)